Exhibit 99(a)

                      [LETTERHEAD OF BANK ONE CORPORATION]
                                                           News Release

[BANK ONE CORPORATION LOGO]

FOR IMMEDIATE RELEASE

                   BANK ONE ANNOUNCES THIRD QUARTER NET INCOME
                      OF $0.70 PER SHARE, UP 9%, FROM $0.64

           . LOAN LOSS RESERVE INCREASES TO 3.17% OF LOANS FROM 2.81%

               . TIER 1 CAPITAL RATIO INCREASES TO 9.5% FROM 8.4%


CHICAGO, October 15, 2002 - Bank One Corporation (NYSE: ONE) today announced 2002 third quarter net income of $823 million, or $0.70 per diluted share, compared to $754 million, or $0.64 per diluted share in the prior year.

"We are pleased with our third quarter results," said James Dimon, Chairman and Chief Executive Officer. "We saw positive signs in each line of business, with some growth in Credit Card, Retail and Investment Management. In Credit Card, new accounts, new relationships and balances have all increased. Retail had net growth in transaction accounts for the first time in nearly three years and demonstrated modest growth in core deposits, home equity loans, and auto loans. Investment Management reported positive net inflows despite the difficult markets. Commercial Banking largely achieved its number one objective of strong credit risk management. While this has led to a deliberate reduction in loans, it has also led to a reduction in charge-offs and, for the first time in three years, nonperforming loans. We remain increasingly comfortable with our ability to better control, manage and underwrite risk in a consistent and disciplined manner across all our businesses.

"The economic environment continues to be uncertain and could constrain revenue growth as it has begun to affect commercial loan demand and usage - even after adjusting for our deliberate reduction in commercial loans - and volumes in treasury services. Asset values in Investment Management are lower due to market conditions, and consumer bankruptcies have increased, particularly in the last two months. Although the economic outlook has weakened somewhat, we are convinced that the actions we have taken over the past two years - building a fortress balance sheet, consolidating systems to virtually a single platform, improving profit margins even with increases in marketing spending, and building a great management team - will allow us to continue to build an increasingly strong company."

Highlights in the third quarter include the following:

..    The Company reported a $101 million pre-tax gain ($65 million after-tax, or
     $0.05 per share) on the credit derivatives portfolio, which is used to reduce and hedge exposure to specific credits in the loan portfolio. In general, credit derivatives are used to limit exposures for specific credits that are larger than the Company is willing to bear. The notional amount of credit derivatives totaled $6.1 billion, while corporate banking loans and loan commitments totaled approximately $100 billion. While credit derivatives are marked to market through trading income, loans are not marked to market. The Company, however, makes risk management decisions for economic, rather than accounting, purposes to allow for better management of credit risk. The Company recognizes that these gains could decline or reverse in future quarters, and therefore does not consider them sustainable earnings.

..    Results included losses of $0.05 per share, primarily as a result of write-downs of tax-advantaged investments and leases as well as mortgage-related hedging losses.

..    The Company has reduced its risk to rising interest rates, and while this will impact margins in the short-term, it will better position the Company for the future.

..    Retail began to show signs of improvement. The number of new banking centers increased for the first time in almost two years, and transaction accounts grew for the first time in nearly three years, with a net increase of more than 30,000. The Company also launched One Checking, its new "free checking with direct deposit" product. New consumer loan production was up significantly, driven primarily by increases in home equity and vehicle loan production. These core portfolios increased to $59.9 billion, up from $58.1 billion in the year-ago quarter and $57.5 billion in the prior quarter.

..    Commercial Banking nonperforming loans declined for the first time in three years, reflecting credit improvements in both Corporate Banking and Middle Market. Nonperforming loans declined $257 million, or 11%, to $2.04 billion. The Company remains cautious regarding credit quality, loan volume and usage, demand for Global Treasury services, and capital markets activities, given the current environment.

..    Credit Card growth was again strong, with increases in customer spending, balances and accounts. Charge volume increased by $4.3 billion, end-of-period managed loans grew by $2.4 billion, and 1.43 million new accounts were opened, the highest level in three years. While careful credit management and expense control have allowed Credit Card to offer more competitive pricing, net interest margins have been impacted slightly. Significant new alliances were announced with Amazon and the U.S. Postal Service, and several large relationships were renewed, including Southwest Airlines and the California State Automobile Association. Credit performance has remained strong as a result of the continued focus on prime and superprime customers. The Company, however, is cautious with respect to credit and is committed to quality growth.

..    Credit Card does not market programs to target subprime borrowers as defined by the proposed FFIEC guidelines. Credit Card does consider the collectibility of accrued interest and fees in the determination of the carrying value of its loans and seller's interest. Consequently, the Company does not believe that the proposed FFIEC guidelines related to credit card lending and, more specifically, subprime lending will have a material financial impact on the Company. Though no material changes are expected to these proposed guidelines, any changes will be monitored to determine their impact to the Company.

..    Investment Management reported positive net inflows in assets under management despite the declining asset values across the market and stress on new inflows. Net flows into long-term assets (i.e., equities and fixed income) were $1.9 billion, an increase of $1.3 billion, and net flows into money market assets were $5.9 billion, an increase of $3.1 billion. In addition, institutional sales increased 50%.

..    Three major conversions were completed prior to third quarter, and the last major conversion, Illinois, the largest and most complicated to date, is on track to be completed in the fourth quarter. These conversions will allow the Company to improve customer service, reduce costs, and increase its ability to innovate.

LINE OF BUSINESS DISCUSSION

Highlights - Net Income (Loss) by Line of Business

  -----------------------------------------------------------------
                                                      % change vs.
                               3Q02     2Q02    3Q01   2Q02   3Q01
                               ----     ----    ----   ----   ----
  ($ millions)
  Retail                       $ 354   $ 359  $ 304     (1)%   16%
  Commercial Banking             179     147    205     22    (13)
  Credit Card                    298     308    279     (3)     7
  Investment Management          100     116    101    (14)    (1)
  Corporate                     (108)    (87)  (135)   (24)    20
                              -------------------------------------
        Total Corporation      $ 823   $ 843  $ 754     (2)%    9%
  -----------------------------------------------------------------

All comparisons are to the applicable period in the prior year unless otherwise specified.

RETAIL

Retail net income totaled $354 million, up $50 million, or 16%, primarily due to lower noninterest and provision expense.

Net interest income declined $13 million, or 1%, driven by the intentional reduction of the auto lease and discontinued brokered home equity portfolios. This decline was partially offset by a 10% increase in core deposits, which include demand and savings products. The run-off portfolios were down $5.0 billion, while average on-going home equity loan balances were up $1.6 billion, reflecting strong production trends.

Noninterest income was $336 million, down $22 million, or 6%, primarily as a result of lower mortgage-related revenue and lower revenue from the intentional reduction of non-branded ATMs, partially offset by higher deposit service charges. Compared to the prior quarter, noninterest income was down $20 million, or 6%, primarily as a result of higher losses on tax-advantaged investments.

Noninterest expense was $803 million, down $63 million, or 7%. The absence of goodwill amortization, lower fraud losses, and lower staffing levels were partially offset by additional investments in marketing and higher benefits costs. Noninterest expense was up $14 million from the prior quarter due to the absence of an $18 million benefit from the reversal of a restructuring-related charge.

The provision for credit losses was $199 million, down $48 million, or 19%, due to the absence of reserve increases and lower charge-offs on discontinued portfolios and small business loans. Compared to the prior quarter, provision declined $16 million, or 7%.

The allowance for loan losses of $1.0 billion represented 1.57% of period-end loans, an increase from 1.40% in the prior year. Nonperforming assets were $1.6 billion, up $383 million, or 31%, due to increases in home equity and small business loans.

COMMERCIAL BANKING

Commercial Banking net income totaled $179 million, down $26 million, or 13%, from the prior year, and up $32 million, or 22%, from the prior quarter.

Net interest income totaled $605 million, a decline of $52 million, or 8%, as a result of a reduction in average loans of $14.4 billion, or 18%. Compared to the prior quarter, net interest income increased $7 million, or 1%.

Noninterest income totaled $437 million, up $10 million, or 2%. Banking fees and commissions were down $7 million, or 4%, as a result of lower volumes in loan syndications and investment grade and asset-backed underwriting. Service charges on deposits increased $13 million, or 7%, as Global Treasury Services clients incurred higher fees because of the lower value of their compensating deposit balances. Trading income was $143 million, reflecting an increase of $62 million, or 77%, driven by the $101 million pre-tax gain in the credit derivatives portfolio used to hedge the commercial loan portfolio. Capital markets trading income declined $14 million, or 23%, reflecting lower results across multiple trading products. Other income was a $78 million loss, a decline of $55 million, predominantly driven by higher-than-expected losses in tax-oriented investments.

Noninterest expense was $584 million, up $37 million, or 7%, as a result of an $18 million impact from the consolidation of Anexsys, LLC, as well as higher incentive compensation and conversion-related expenses.

Commercial Banking provision for credit losses was $237 million, a decline of $9 million, or 4%, from the prior year and $37 million, or 14%, from the prior quarter. Corporate Banking net charge-offs were $160 million, or 2.03% of average loans, an increase from 1.27% from the prior year and relatively unchanged from the second quarter. Net charge-offs included $11 million related to loans sold or initially reclassified to held-for-sale, compared to $33 million in the prior year. Middle Market net charge-offs were $77 million, or 0.96% of average loans, down from 1.08% in the prior year and down from 1.26% in the prior quarter.

The allowance for loan losses of $3.1 billion represented 4.89% of period-end loans, an increase from 3.98% in the prior year and 4.74% in the prior quarter. Nonperforming loans declined by $257 million, or 11%, to $2.0 billion from the second quarter, reflecting credit quality improvements in both Corporate Banking and Middle Market.

CREDIT CARD

Credit Card net income totaled $298 million, up $19 million, or 7%. While there was no incremental impact to net income as a result of the consolidation in 2002 of the Corporation's interest in Paymentech, Inc., individual income and expense lines were affected.

Total reported revenue was $1.2 billion, an increase of $154 million, or 14%. Net interest income was $359 million, up $10 million, or 3%, reflecting both higher owned loan balances and fees, offset by lower spreads. Noninterest income was $892 million, an increase of $144 million, or 19%. The consolidation of Paymentech contributed $75 million to this increase. Excluding the impact of Paymentech, the $69 million increase in noninterest income was a result of higher volume-related revenue and higher income earned on securitized loans.

Noninterest expense totaled $615 million, an increase of $80 million, or 15%. The consolidation of Paymentech contributed $64 million to this increase. Excluding the impact of Paymentech, the $16 million increase in noninterest expense was a result of higher marketing expense, partially offset by lower processing costs.

On a reported basis, provision for credit losses was $148 million, an increase of $30 million, or 25%, as a result of portfolio growth. Owned loans as of September 30, 2002, totaled $11.9 billion, an increase of $3.5 billion. Charge-offs as a percentage of loans were 4.99%, down from 5.95% in the prior year and 5.58% in the prior quarter.

On a managed basis, provision for credit losses was $870 million, an 11% decline. Managed loans as of September 30, 2002, were $69.2 billion, an increase of $2.4 billion, or 4%, reflecting lower attrition and increased organic growth. Charge-offs were 5.00%, down from 5.89% in the prior year and 5.62% in the prior quarter.

The 30-day delinquency ratio improved on both a reported and managed basis. Delinquency rates, on a reported basis, continue to be lower than on a managed basis because new originations represent a larger percentage of the on-balance sheet portfolio. On a reported basis, the 30-day delinquency ratio was 2.74%, down from 3.19% in the prior year and unchanged from the second quarter. The 30-day delinquency ratio on a managed basis was 4.05%, down from 4.25% in the prior year, and up from 3.83% in the prior quarter.

INVESTMENT MANAGEMENT

Investment Management net income totaled $100 million, down $1 million, or 1%, as lower revenue was mostly offset by lower provision expense.

Assets under management were $149 billion, up $18.2 billion, or 14%, as a result of strong money market and fixed income asset growth, partially offset by a decline in equity assets, reflecting weak market conditions. One Group(R) mutual fund assets grew to $91.5 billion, up $16.2 billion, or 22%.

Performance of One Group(R) funds remained strong despite the economic environment. The percent of client assets in funds rated in the top quartile was 48%, up from 45% in the second quarter, and

71% of assets were in funds rated in the top two quartiles, down from 74% in the second quarter, based on one-year Lipper rankings.

Revenue decreased $8 million, or 2%, to $415 million, primarily as a result of the change of mix in assets under management from equities to money market and fixed income assets. This decline was partially offset by an 8% increase in the sale of mutual funds and annuities to retail clients. Revenue was down $32 million, or 7%, from the second quarter, primarily as a result of a change of mix in assets under management, lower average deposit balances, and a 9% decrease in the sales of mutual funds and annuities.

Noninterest expense was $252 million, down $1 million, primarily driven by lower compensation costs. Overall headcount declined 5%, but the number of retail brokerage registered sales representatives and Private Client advisors increased 18% and 3%, respectively, as expected.

CORPORATE

Corporate net loss was $108 million, compared with a net loss of $135 million.

Net interest expense was $38 million, an improvement of $103 million, reflecting lower interest rates that reduced the Company's funding costs and higher average balances in the Treasury Investment Portfolio. The Company experienced a $58 million improvement from the previous quarter, also reflecting an increase in the Treasury Investment Portfolio.

Noninterest income was $3 million, relatively unchanged from the prior year. Net investment securities losses were $17 million, compared to losses of $30 million in the prior year. This improvement reflected higher gains in the Treasury Investment Portfolio, partially offset by higher losses in the Principal Investment portfolio.

Compared to the previous quarter, noninterest income declined $141 million. In the second quarter, the Company reported a gain on the sale of the GE Monogram joint venture partially offset by net write-downs in Treasury Investment Portfolio and the Principal Investment portfolio. The valuation adjustments in the Principal Investments portfolio, in both the second and third quarters, were primarily a result of the overall decline in the value of the equity market, the interest rate environment and a decline in the value of private investments as a result of existing economic conditions. These valuation adjustments were lower in the third quarter.

Unallocated corporate expenses were $161 million, compared to $102 million in the prior year and $214 million in the previous quarter. The $59 million increase from the prior year reflected increases in salaries and employee benefits. The previous quarter included one-time charges of $89 million related to the insourcing of certain vendor contracts partially offset by a $21 million reversal of restructuring reserves. Adjusting for these items, unallocated corporate expenses would have been $146 million in the second quarter.

In the second quarter, the Company began accounting for stock options and stock purchase plans at fair value and recognized $12 million of expense in Corporate. In the third quarter, the Company reported $16 million of expense and allocated $20 million of the year-to-date expense to the lines of business, with $8 million of expense remaining in Corporate.

CAPITAL MANAGEMENT

The tangible common equity to tangible assets ratio was 7.2%, up from 6.7% at the end of the year-ago quarter. Tier 1 and Total capital ratios were 9.5% and 13.0% at quarter-end, respectively, up from 8.4% and 11.7% in the prior year.

Bank One Corporation is the nation's sixth-largest bank holding company, with assets of more than $270 billion. Bank One currently serves more than 53 million credit card customers, 6.9 million retail households, including 485,000 small businesses, and 20,000 middle market companies. It also manages $149 billion of clients' investment assets. Bank One can be found on the Internet at www.bankone.com.

Conference Call and Webcast Information

An analyst meeting and conference call discussing the quarter's results will be held today, October 15, at 3:30 p.m. (Eastern). To participate, phone (800) 289-0496 (domestic) or (913) 981-5519 (international); confirmation code 354599.

The live audio webcast will be available through the Investor Relations section of Bank One's website at www.shareholder.com/one/medialist.cfm.

A playback of this conference call will be available after 6:00 p.m. today through October 25, 2002, by calling (888) 203-1112 (domestic) or (719) 457-0820
(international); confirmation code 354599.

Forward-looking Statements

This discussion of financial results contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's current beliefs and expectations, and are subject to significant risks and uncertainties that may cause actual results to differ materially. Such risks and uncertainties are described in the Corporation's reports filed with the Securities and Exchange Commission, including the Corporation's Form 10-K for the year ended December 31, 2001.

                                       ###


Media Contact:                          Investor Contacts:
Thomas A. Kelly   (312) 732-7007        Amy R. Fahey          (312) 732-5771
                                        Sandra M. Catanzaro   (312) 732-8013

                                                                 [BANK ONE LOGO]

                              BANK ONE CORPORATION
                              FINANCIAL SUPPLEMENT
                               THIRD QUARTER 2002

Line of Business Results *                                    Page
------------------------                                      ----
Retail ....................................................   9-10
Commercial Banking ........................................  11-13
Credit Card - Reported Basis ..............................  14-15
Investment Management .....................................  16-18
Corporate .................................................     19
Totals ....................................................     20

Consolidated Results
--------------------
Summary of Consolidated Selected Financial Information ....     21
Consolidated Statements of Income .........................  22-23
Consolidated Balance Sheets ...............................     24
Credit Quality ............................................  25-26
Capital and Intangible Assets .............................     26

Additional Schedules **
--------------------
Consolidated Average Balance Sheet, Yields & Rates
Credit Card Line of Business Results - Managed Basis

The following changes have been made in the Third Quarter 2002 Earnings Press
Release:

..    All comparisons are to the applicable period in prior year unless otherwise specified.

..    Since the allowance is not available for Loans Held-for-Sale, the Allowance to Period End Loans and the Allowance to Nonperforming Loans statistics exclude Loans Held-for-Sale from the computations.

..    Credit Card financial results are presented on a Reported Basis vs. a
     Managed Basis. Bank One historically discussed the managed balance sheet and income statement in its earnings press release text.

..    Operating EPS disclosures have been discontinued.

..    Options expense in the second quarter was reported in Corporate. In the third quarter, the Company recognized $16 million of expense and allocated $20 million of the year-to-date expense to the lines of business, with $8 million of expense remaining in Corporate.

..    Retail reported revenue from the core businesses separately from its run-off portfolios. Additionally, loan balances are reported separately for the discontinued brokered home equity portfolio.


* See 2001 Annual Report for definitions and methodologies. The line of business information is provided for analytical purposes and is based on management information systems, assumptions and methodologies that are under continual review.

**   Available through the Investor Relations section of www.bankone.com.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                             2002                     2001                 3rd Qtr 2002
                                              -------------------------------  -----------------------------------------------------
                                                 3rd Qtr   2nd Qtr   1st Qtr   4th Qtr   3rd Qtr   Chg Prior Yr.    Chg. Prior Qtr
                                              -------------------------------  -----------------------------------------------------
                                                                                                    Amt       %      Amt        %
Retail
-----------------------------------
INCOME STATEMENT DATA
---------------------------
Net interest income - FTE              $MM      $   1,209  $  1,203  $  1,255  $  1,221  $ 1,222  $   (13)    -1%   $    6       0%

   Banking fees and commissions                       102       113       118       110      112      (10)    -9%      (11)    -10%
   Credit card revenue                                 45        44        40        44       43        2      5%        1       2%
   Service charges on deposits                        213       196       201       207      202       11      5%       17       9%
   Trading                                              6        (4)       (1)        -        -        6      0%       10      N/M
   Other income (loss)                                (30)        7         4         -        1      (31)    N/M      (37)     N/M
                                                -----------------------------  --------------------------           ------
Noninterest income                                    336       356       362       361      358      (22)    -6%      (20)     -6%
                                                -----------------------------  --------------------------           ------
Total revenue                                       1,545     1,559     1,617     1,582    1,580      (35)    -2%      (14)     -1%

Provision for credit losses                           199       215       267       316      247      (48)   -19%      (16)     -7%

   Salaries and employee benefits                     358       358       364       359      372      (14)    -4%        -       0%
   Other expense                                      445       449       458       457      494      (49)   -10%       (4)     -1%
                                                -----------------------------  --------------------------           ------
     Noninterest expense before
     merger and restructuring-related charges         803       807       822       816      866      (63)    -7%       (4)      0%
                                                -----------------------------  --------------------------           ------
   Restructuring-related charges (reversals)            -       (18)        -       107        -        -      0%       18       N/M
                                                -----------------------------  --------------------------           ------
Noninterest expense                                   803       789       822       923      866      (63)    -7%       14       2%
Income before income taxes - FTE                      543       555       528       343      467       76     16%      (12)     -2%
Tax expense & FTE adj                                 189       196       185       122      163       26     16%       (7)     -4%
                                                -----------------------------  --------------------------           ------
   Net income (1)                               $     354  $    359  $    343  $    221  $   304  $    50     16%   $   (5)     -1%
                                                =============================  ==========================           ======

Memo: Revenue by source
   Core Businesses                              $   1,460  $  1,463  $  1,513  $  1,464  $ 1,448  $    12      1%   $   (3)      0%
   Home Equity Discontinued/Vehicle Leases      $      85  $     96  $    104  $    118  $   132  $   (47)   -36%   $  (11)    -11%

FINANCIAL PERFORMANCE
---------------------------
Return on equity                                       23%       23%       22%       14%      19%       4%               0%
Efficiency ratio                                       52%       51%       51%       58%      55%      -3%               1%
Headcount - full-time                              32,098    32,610    32,746    32,904   34,001   (1,903)    -6%     (512)     -2%

ENDING BALANCES
---------------------------
   Small business commercial loans     $B       $     9.9  $   10.0  $   10.0  $    9.9  $  10.0  $  (0.1)    -1%   $ (0.1)     -1%
   Home equity loans                                 26.8      25.6      25.3      25.2     24.7      2.1      9%      1.2       5%
   Vehicle loans                                     14.3      13.6      13.7      13.5     13.5      0.8      6%      0.7       5%
   Other personal loans (2)                           8.9       8.3       8.6       9.8      9.9     (1.0)   -10%      0.6       7%
                                                -----------------------------  --------------------------           ------
     Core Businesses                                 59.9      57.5      57.6      58.4     58.1      1.8      3%      2.4       4%
   Broker Home equity discontinued loans              3.6       4.1       4.6       5.1      6.0     (2.4)   -40%     (0.5)    -12%
   Vehicle leases                                     4.2       4.7       5.4       6.1      6.9     (2.7)   -39%     (0.5)    -11%
                                                -----------------------------  --------------------------           ------
     Home Equity Discontinued/Vehicle Leases          7.8       8.8      10.0      11.2     12.9     (5.1)   -40%     (1.0)    -11%
                                                -----------------------------  --------------------------           ------
Total loans (3)                                 $    67.7  $   66.3  $   67.6  $   69.6  $  71.0  $  (3.3)    -5%   $  1.4       2%

Assets                                               71.0      69.6      71.3      73.6     75.0     (4.0)    -5%      1.4       2%

   Demand deposits                                   26.6      26.2      26.0      25.5     24.4      2.2      9%      0.4       2%
   Savings                                           38.1      37.9      37.9      36.1     34.7      3.4     10%      0.2       1%
   Time                                              23.0      24.6      24.9      25.6     28.1     (5.1)   -18%     (1.6)     -7%
                                                -----------------------------  --------------------------           ------
Total deposits                                       87.7      88.7      88.8      87.2     87.2      0.5      1%     (1.0)     -1%

Equity                                                6.2       6.2       6.2       6.2      6.2        -      0%        -       0%

AVERAGE BALANCES
----------------------------
   Small business commercial loans     $B       $    10.0  $   10.0  $   10.0  $    9.8  $   9.9  $   0.1      1%    $   -       0%
   Home equity loans                                 26.1      25.4      25.2      25.0     24.5      1.6      7%      0.7       3%
   Vehicle loans                                     13.8      13.6      13.5      13.4     14.0     (0.2)    -1%      0.2       1%
   Other personal loans (2)                           8.6       8.4       9.9       9.8     10.0     (1.4)   -14%      0.2       2%
                                                -----------------------------  --------------------------           ------
     Core Businesses                                 58.5      57.4      58.6      58.0     58.4      0.1      0%      1.1       2%
   Broker Home equity discontinued loans              3.9       4.4       4.9       5.6      6.3     (2.4)   -38%     (0.5)    -11%
   Vehicle leases                                     4.4       5.0       5.7       6.4      7.0     (2.6)   -37%     (0.6)    -12%
                                                -----------------------------  --------------------------           ------
     Home Equity Discontinued/Vehicle                 8.3       9.4      10.6      12.0     13.3     (5.0)   -38%     (1.1)    -12%
     Leases
Total loans                                          66.8      66.8      69.2      70.0     71.7     (4.9)    -7%      0.0       0%

Assets                                               70.2      70.2      72.9      74.0     75.7     (5.5)    -7%        -       0%

   Demand deposits                                   26.1      25.9      25.1      24.3     23.8      2.3     10%      0.2       1%
   Savings                                           38.1      37.8      37.1      35.8     34.4      3.7     11%      0.3       1%
   Time                                              23.7      24.9      25.4      26.3     28.8     (5.1)   -18%     (1.2)     -5%
                                                -----------------------------  --------------------------           ------
Total deposits                                       87.9      88.6      87.6      86.4     87.0      0.9      1%     (0.7)     -1%

Equity                                                6.2       6.2       6.2       6.2      6.2        -      0%        -       0%

(1) Income before restructuring charges/(reversals) was $348 million in the second quarter 2002 and $289 million in the fourth quarter 2001.
(2) First quarter is favorably impacted by tax refund anticipation loan activity.
(3) Includes loans held for sale of $2.5 billion, $1.6 billion, $1.8 billion, $2.3 billion and $1.1 billion at September 30, 2002, June 30, 2002, March 31, 2002, December 31, 2001 and September 30, 2001, respectively. These amounts are not included in allowance coverage statistics. Prior periods have been recalculated to conform to current period presentations.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                          2002                     2001                     3rd Qtr 2002
                                             ----------------------------- ---------------------------------------------------------
                                              3rd Qtr   2nd Qtr   1st Qtr   4th Qtr   3rd Qtr      Chg Prior Yr.     Chg. Prior Qtr
                                             ----------------------------- ---------------------------------------------------------
                                                                                                   Amt        %       Amt        %
Retail - continued
------------------------------------------

CREDIT QUALITY
------------------------------------
Net charge-offs:                      $MM
   Small business commercial loans            $     15  $     23  $     14  $     23  $     20  $     (5)     -25% $     (8)    -35%
   Home equity loans                                58        58        82        78        45        13       29%        -       0%
   Vehicle loans                                    53        41        65        60        45         8       18%       12      29%
   Other personal loans                             26        34        26        34        35        (9)     -26%       (8)    -24%
                                             ----------------------------- -----------------------------           --------
     Core Businesses                               152       156       187       195       145         7        5%       (4)     -3%
   Broker Home equity discontinued
   loans                                            34        44        48        47        39        (5)     -13%      (10)    -23%
   Vehicle leases                                   16        15        30        26        25        (9)     -36%        1       7%
                                             ----------------------------- -----------------------------           --------
     Home Equity Discontinued/Vehicle
     Leases                                         50        59        78        73        64       (14)     -22%       (9)    -15%
                                             ----------------------------- -----------------------------           --------
     Total consumer                                187       192       251       245       189        (2)      -1%       (5)     -3%
                                             ----------------------------- -----------------------------           --------
     Total net charge-offs                    $    202  $    215  $    265       268       209  $     (7)      -3%  $   (13)     -6%

Net charge-off ratios:
   Small business commercial loans                0.60%     0.92%     0.56%     0.94%     0.81%    -0.21%             -0.32%
   Home equity loans                              0.89%     0.91%     1.30%     1.25%     0.73%     0.15%             -0.02%
   Vehicle loans                                  1.54%     1.21%     1.93%     1.79%     1.29%     0.25%              0.33%
   Other personal loans                           1.21%     1.62%     1.05%     1.39%     1.40%    -0.19%             -0.41%
                                             ----------------------------- -----------------------------           --------
     Core Businesses                              1.04%     1.09%     1.28%     1.34%     0.99%     0.05%             -0.05%
   Broker Home equity discontinued
   loans                                          3.49%     4.00%     3.92%     3.36%     2.48%     1.01%             -0.51%
   Vehicle leases                                 1.45%     1.20%     2.11%     1.61%     1.41%     0.05%              0.25%
                                             ----------------------------- -----------------------------           --------
     Home Equity Discontinued/Vehicle
     Leases                                       2.41%     2.51%     2.94%     2.43%     1.91%     0.50%             -0.10%
                                             ----------------------------- -----------------------------           --------
     Total consumer                               1.32%     1.35%     1.70%     1.63%     1.22%     0.10%             -0.04%
                                             ----------------------------- -----------------------------           --------
     Total net charge-offs                        1.21%     1.29%     1.53%     1.53%     1.17%     0.04%             -0.08%

Nonperforming assets:
   Commercial                         $MM     $    324  $    287  $    318  $    303  $    241  $     83       34% $     37      13%
   Consumer                                      1,110     1,062     1,084     1,041       914       196       21%       48       5%
                                             ----------------------------- -----------------------------           --------
     Total nonperforming loans (1)               1,434     1,349     1,402     1,344     1,155       279       24%       85       6%
     Other including OREO                          180       168       159       104        76       104      N/M        12       7%
                                             ----------------------------- -----------------------------           --------
     Total nonperforming assets               $  1,614  $  1,517  $  1,561  $  1,448  $  1,231  $    383       31% $     97       6%

Allowance for loan losses             $MM     $  1,026  $  1,029  $  1,028  $  1,027  $    979        47        5% $     (3)      0%
Allowance to period end loans                     1.57%     1.59%     1.56%     1.53%     1.40%     0.17%             -0.02%
Allowance to nonperforming loans                    72%       77%       74%       76%       85%      -13%                -5%
Nonperforming assets to related
assets                                            2.38%     2.28%     2.30%     2.08%     1.73%     0.65%              0.10%

DISTRIBUTION
------------------------------------
# Banking centers                                1,779     1,773     1,776     1,802     1,805       (26)      -1%        6       0%
# ATMs                                           4,122     4,956     5,109     5,141     5,652    (1,530)     -27%     (834)    -17%

# On-line customers                   000s       1,326     1,269     1,248     1,083     1,040       286       28%       57       4%
# Households                                     6,980     7,102     7,159     7,258     7,361      (381)      -5%     (122)     -2%
# Business customers                               486       488       494       508       512       (26)      -5%       (2)      0%
# Debit cards issued                             4,609     4,492     4,404     4,565     4,491       118        3%      117       3%

INVESTMENTS
------------------------------------
Investment sales volume               $MM     $  1,327  $  1,451  $  1,377  $  1,357  $1,231   $      96        8% $   (124)     -9%

(1) Includes loans held for sale of $4 million, $5 million and $4 million at September 30, 2002, June 30, 2002 and March 31, 2002, respectively. For December 31, 2001 and September 30, 2001 there were no nonperforming loans included in loans held for sale. These amounts are not included in allowance coverage statistics. Prior periods have been recalculated to conform to current period presentation.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                        2002 (1)                  2001                  3rd Qtr 2002
                                             ---------------------------- -----------------------------------------------------
                                              3rd Qtr   2nd Qtr   1st Qtr  4th Qtr    3rd Qtr   Chg Prior Yr.   Chg. Prior Qtr
                                             ---------------------------- -----------------------------------------------------
                                                                                                 Amt       %     Amt       %
Commercial Banking
-------------------------------------------
INCOME STATEMENT DATA
--------------------------------------
Net interest income - FTE               $MM   $   605   $    598   $  655  $   694    $   657  $   (52)    -8%  $    7      1%

   Banking fees and commissions                   175        224      175      190        182       (7)    -4%     (49)   -22%
   Credit card revenue                             21         20       14       21         21        -      0%       1      5%
   Service charges on deposits                    188        173      184      162        175       13      7%      15      9%
   Fiduciary & investment management
   fees                                             -          -       (1)       2          3       (3)    N/M       -      0%
   Investment securities gains (losses)           (12)        (1)       -        -        (12)       -      0%     (11)    N/M
   Trading                                        143         81       26       44         81       62     77%      62     77%
   Other income (loss)                            (78)       (43)     (27)     (29)       (23)     (55)    N/M     (35)   -81%
                                              ---------------------------  ---------------------------          ------
Noninterest income                                437        454      371      390        427       10      2%     (17)    -4%
                                              ---------------------------  ---------------------------          ------
Total revenue                                   1,042      1,052    1,026    1,084      1,084      (42)    -4%     (10)    -1%

Provision for credit losses                       237        274      281      323        246       (9)    -4%     (37)   -14%

   Salaries and employee benefits                 269        261      259      268        249       20      8%       8      3%
   Other expense                                  315        331      301      310        298       17      6%     (16)    -5%
                                              ---------------------------  ---------------------------          ------
    Noninterest expense before merger
    and restructuring-related charges             584        592      560      578        547       37      7%      (8)    -1%
                                              ---------------------------  ---------------------------          ------
   Restructuring-related charges
   (reversals)                                      -         (4)       -       73          -        -      0%       4     N/M
                                              ---------------------------  ---------------------------          ------
Noninterest expense                               584        588      560      651        547       37      7%      (4)    -1%
Income before income taxes - FTE                  221        190      185      110        291      (70)   -24%      31     16%
Tax expense & FTE adj                              42         43       42        8         86      (44)   -51%      (1)    -2%
                                              ---------------------------  ---------------------------          ------
   Net income (2)                             $   179   $    147   $  143  $   102    $   205  $   (26)   -13%  $   32     22%
                                              ===========================  ===========================          ======
Memo: Revenue by activity
   Lending-related revenue                        491        437      412      481        493       (2)     0%      54     12%
   Global Treasury Services                       426        399      429      414        416       10      2%      27      7%
   Capital markets (3)                            154        196      168      191        163       (9)    -6%     (42)   -21%
   Other                                          (29)        20       17       (2)        12      (41)    N/M     (49)    N/M

FINANCIAL PERFORMANCE
--------------------------------------
Return on equity                                   10%         8%       8%       6%        11%      -1%              2%
Efficiency ratio                                   56%        56%      55%      60%        50%       6%              0%

Headcount - full-time
   Corporate Banking (including Capital
   Markets)                                     2,306      2,315    2,306    2,714      2,768     (462)   -17%      (9)     0%
   Middle Market                                2,942      3,023    3,064    3,251      3,351     (409)   -12%     (81)    -3%
   Global Treasury Services                     3,403      3,299    3,306    2,984      3,035      368     12%     104      3%
   Operations, Technology, and other
   Admin                                        1,967      2,270    2,203    2,188      2,210     (243)   -11%    (303)   -13%
                                              ---------------------------  ---------------------------          ------
        Total headcount - full-time            10,618     10,907   10,879   11,137     11,364     (746)    -7%    (289)    -3%

ENDING BALANCES
--------------------------------------
Loans (4)                               $B    $  63.0   $   64.9  $  69.0  $  72.5    $  77.4  $ (14.4)   -19%  $ (1.9)    -3%
Assets                                           95.7       94.3     96.3    100.7      106.5    (10.8)   -10%     1.4      1%

   Demand deposits                               24.5       24.2     22.4     25.5       23.3      1.2      5%     0.3      1%
   Savings                                        2.9        2.8      2.9      3.1        2.8      0.1      4%     0.1      4%
   Time                                          14.8        8.7     11.1     14.0        9.4      5.4     57%     6.1     70%
   Foreign offices                                9.4        8.4      7.0      8.6        9.3      0.1      1%     1.0     12%
                                              ---------------------------  ---------------------------          ------
Total deposits                                   51.6       44.1     43.4     51.2       44.8      6.8     15%     7.5     17%

Equity                                            7.4        7.4      7.4      7.3        7.3      0.1      1%       -      0%

(1) Results include the effect of consolidating Anexsys beginning in the first quarter 2002. In the third quarter, this consolidation had an immaterial impact on revenue and expense and no impact on operating income. Headcount increased by 275 versus the year ago quarter.
(2) Income before restructuring charges/(reversals) was $144 million in the second quarter 2002 and $148 million in the fourth quarter 2001.
(3) Capital markets includes trading revenues and underwriting, syndicated lending and advisory fees.
(4) Includes loans held for sale of $0.2 billion, $0.1 billion and $0.1 billion at September 30, 2002, June 30, 2002 and March 31, 2002, respectively. For December 31, 2001 and September 30, 2001 there were no loans held for sale. These amounts are not included in allowance coverage statistics. Prior periods have been recalculated to conform to current period presentations.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                          2002                   2001                    3rd Qtr 2002
                                              ---------------------------  -----------------------------------------------------
                                              3rd Qtr   2nd Qtr   1st Qtr  4th Qtr  3rd Qtr      Chg Prior Yr.    Chg. Prior Qtr
                                              ---------------------------  -----------------------------------------------------
                                                                                                  Amt       %      Amt        %
Commercial Banking - continued
-------------------------------------

AVERAGE BALANCES
----------------
Loans                                  $  B   $  63.7   $  67.0   $  71.1   $  74.3  $  78.1  $  (14.4)    -18%  $ (3.3)     -5%
Assets                                           92.7      94.4      99.3     102.3    106.3     (13.6)    -13%    (1.7)     -2%

   Demand deposits                               21.7      22.4      22.7      23.2     20.9       0.8       4%    (0.7)     -3%
   Savings                                        2.8       2.8       3.0       2.8      2.8         -       0%       -       0%
   Time                                          13.6       9.7      17.2      13.7      9.2       4.4      48%     3.9      40%
   Foreign offices                                8.9       8.3       8.2       9.3     10.0      (1.1)    -11%     0.6       7%
                                              ---------------------------   ---------------------------          -------
Total deposits                                   47.0      43.2      51.1      49.0     42.9       4.1      10%     3.8       9%

Equity                                            7.4       7.4       7.4       7.3      7.3       0.1       1%       -       0%

CREDIT QUALITY
-------------------------------------
Net commercial charge-offs             $ MM   $   237   $   274   $   281   $   322  $   230  $      7       3%  $  (37)    -14%

Net commercial charge-off ratio                  1.49%     1.64%     1.58%     1.73%    1.18%     0.31%           -0.15%

Nonperforming assets:

   Commercial nonperforming loans (1)  $ MM   $ 2,040   $ 2,297   $ 2,257   $ 2,127  $ 1,904  $    136       7%  $ (257)    -11%
   Other including OREO                            27        30        33        27       30        (3)    -10%      (3)    -10%
                                              ---------------------------   ---------------------------          -------
     Total nonperforming assets               $ 2,067   $ 2,327   $ 2,290   $ 2,154  $ 1,934  $    133       7%  $ (260)    -11%

Allowance for loan losses              $ MM   $ 3,071   $ 3,071   $ 3,071   $ 3,079  $ 3,078        (7)      0%  $    -       0%
Allowance to period end loans                    4.89%     4.74%     4.46%     4.25%    3.98%     0.91%            0.15%
Allowance to nonperforming loans                  157%      140%      140%      145%     162%       -5%              17%
Nonperforming assets to related
   assets                                        3.28%     3.58%     3.32%     2.97%    2.50%     0.78%           -0.30%

CORPORATE BANKING
-------------------------------------
Loans - ending balance                 $  B   $  31.2   $  31.8   $  34.7   $  36.6  $  40.5  $   (9.3)    -23%  $ (0.6)     -2%
      - average balance                          31.6      33.3      36.0      38.1     41.4      (9.8)    -24%    (1.7)     -5%

Deposits - ending balance              $  B   $  28.8   $  22.9   $  21.5   $  28.7  $  24.1  $    4.7      20%  $  5.9      26%
         - average balance                       25.9      21.7      29.1      28.2     23.9       2.0       8%     4.2      19%

Credit Quality:
   Net commercial charge-offs          $ MM   $   160   $   168   $   163   $   164  $   131  $     29      22%  $   (8)     -5%
   Net commercial charge-off ratio               2.03%     2.02%     1.81%     1.72%    1.27%     0.76%            0.01%
   Nonperforming loans                 $ MM   $ 1,010   $ 1,161   $ 1,170   $ 1,154  $ 1,051  $    (41)     -4%  $ (151)    -13%
   Nonperforming loans to loans                  3.24%     3.65%     3.37%     3.15%    2.60%     0.64%           -0.41%

SYNDICATIONS
-------------------------------------
Lead Arranger Deals:

   Volume                              $  B   $  11.3   $  18.1   $  14.9   $  16.9  $   9.7  $    1.6      16%  $ (6.8)    -38%
   Number of transactions                          63        70        45        66       56         7      13%      (7)    -10%
   League table standing - rank                     4         4         4         4        4         -       0%       -       0%
   League table standing - mkt share                6%        5%        9%        7%       4%        2%               1%

(1) Includes loans held for sale of $90 million, $103 million and $66 million at September 30, 2002, June 30, 2002 and March 31, 2002, respectively. For December 31, 2001 and September 30, 2001 there were no loans held for sale. These amounts are not included in allowance coverage statistics. Prior periods have been recalculated to conform to current period presentation.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                      2002                     2001                3rd Qtr 2002
                                            --------------------------  --------------------------------------------------
                                             3rd Qtr  2nd Qtr  1st Qtr   4th Qtr  3rd Qtr   Chg Prior Yr.   Chg. Prior Qtr
                                            --------------------------  --------------------------------------------------
                                                                                             Amt     %         Amt     %
Commercial Banking - continued
------------------------------------

MIDDLE MARKET BANKING
-------------------------------
Loans - ending balance                 $B   $  31.8  $  33.1  $   34.3  $ 35.9   $  36.9   $ (5.1)  -14%   $  (1.3)    -4%
      - average balance                        32.1     33.7      35.1    36.2      36.7     (4.6)  -13%      (1.6)    -5%

Deposits - ending balance              $B   $  22.8  $  21.2  $   21.9  $ 22.5   $  20.6   $  2.2    11%   $   1.6      8%
         - average balance                     21.2     21.5      22.0    20.8      19.0      2.2    12%      (0.3)    -1%

Credit Quality:
   Net commercial charge-offs          $MM  $    77  $   106  $    118  $  158    $   99   $  (22)  -22%   $   (29)   -27%
   Net commercial charge-off ratio             0.96%    1.26%     1.34%   1.75%     1.08%   -0.12%           -0.30%
   Nonperforming loans                 $MM  $ 1,030  $ 1,136  $  1,087  $  973    $  853   $  177    21%   $  (106)    -9%
   Nonperforming loans to loans                3.24%    3.43%     3.17%   2.71%     2.31%    0.93%           -0.19%

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                               2002 (2)                    2001                 3rd Qtr 2002
                                                      ---------------------------- -------------------------------------------------
                                                      3rd Qtr  2nd Qtr    1st Qtr   4th Qtr   3rd Qtr   Chg Prior Yr. Chg. Prior Qtr
                                                      ---------------------------- -------------------------------------------------
                                                                                                          Amt      %     Amt      %
Credit Card - reported basis (1)
---------------------------------------------------

INCOME STATEMENT DATA
---------------------------------------------
Net interest income - FTE                      $MM  $   359   $    268   $    251   $   330   $    349  $   10      3%  $  91    34%

     Banking fees and commissions                        13         17         25        25         23     (10)   -43%     (4)  -24%
     Credit card revenue                                903        891        853       801        703     200     28%     12     1%
     Other income (loss)                                (24)        28        (18)       25         22     (46)   N/M     (52)  N/M
                                                    -----------------------------   --------------------------          -----
Noninterest income                                      892        936        860       851        748     144     19%    (44)   -5%
                                                    -----------------------------   --------------------------          -----
Total revenue                                         1,251      1,204      1,111     1,181      1,097     154     14%     47     4%

Provision for credit losses                             148        118         97       113        118      30     25%     30    25%

     Salaries and employee benefits                     151        142        146       122        123      28     23%      9     6%
     Other expense                                      464        462        475       427        412      52     13%      2     0%
                                                    -----------------------------   --------------------------          -----
        Noninterest expense before merger and
        restructuring-related charges                   615        604        621       549        535      80     15%     11     2%
                                                    -----------------------------   --------------------------          -----
     Restructuring-related charges (reversals)            -        (19)         -        61          -       -      0%     19   N/M
                                                    -----------------------------   --------------------------          -----
Noninterest expense                                     615        585        621       610        535      80     15%     30     5%
Income before income taxes - FTE                        488        501        393       458        444      44     10%    (13)   -3%
Tax expense & FTE adj                                   190        193        154       171        165      25     15%     (3)   -2%
                                                    -----------------------------   --------------------------          -----
     Net income (3)                                 $   298   $    308   $    239   $   287   $    279  $   19      7%  $ (10)   -3%
                                                    =============================   ==========================          =====

Memo: Net securitization gains (amortization)           (11)       (13)       (31)      (20)       (22)     11     50%      2    15%


FINANCIAL PERFORMANCE (4)
---------------------------------------------
Return on equity                                         18%        19%        15%       18%        17%      1%            -1%
Efficiency ratio                                         49%        49%        56%       52%        49%      0%             0%
Headcount - full-time                                10,508     10,298     10,718     9,871     10,245     263      3%    210     2%

ENDING BALANCES
---------------------------------------------
     Owned Loans (5)                           $ B  $  11.9   $    9.1   $    7.4   $   6.8   $    8.4  $  3.5     42%  $ 2.8    31%
     Seller's interest                                 24.4       21.9       22.3      24.0       18.4     6.0     33%    2.5    11%
                                                    -----------------------------   --------------------------          -----
        Total                                          36.3       31.0       29.7      30.8       26.8     9.5     35%    5.3    17%

Assets                                                 40.6       34.0       34.9      35.3       30.8     9.8     32%    6.6    19%

Equity                                                  6.4        6.4        6.4       6.4        6.4       -      0%      -     0%

AVERAGE BALANCES
---------------------------------------------
     Owned Loans                               $ B  $  10.5   $    8.5   $    7.2   $   8.3   $    7.9  $  2.6     33%  $ 2.0    24%
     Seller's interest                                 24.3       21.9       22.5      20.0       17.8     6.5     37%    2.4    11%
                                                    -----------------------------   --------------------------          -----
        Total                                          34.8       30.4       29.7      28.3       25.7     9.1     35%    4.4    14%

Assets                                                 38.8       34.4       34.8      33.0       29.3     9.5     32%    4.4    13%

Equity                                                  6.4        6.4        6.4       6.4        6.4       -      0%      -     0%

(1) On a reported basis, income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income.
(2) Results include the effect of consolidating Paymentech beginning in the first quarter 2002. The impact on the third quarter results was to increase net interest income by $3 million, noninterest income by $75 million, expense by $64 million; there was no impact on operating income. Headcount increased by 1,364.
(3) Income before restructuring charges/(reversals) was $296 million in the second quarter 2002 and $326 million in the fourth quarter 2001.
(4) See Credit Card line of business results on a managed basis in the financial supplement for additional financial performance ratios on a managed basis.
(5) Includes loans held for sale of $5.2 billion, $4.0 billion, $2.6 billion, $1.7 billion and $3.6 billion at September 30, 2002, June 30, 2002, March 31, 2002, December 31, 2001 and September 30, 2001, respectively. These amounts are not included in allowance coverage statistics. Prior periods have been recalculated to conform to current period presentations.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                           2002                      2001                    3rd Qtr 2002
                                                ----------------------------  ------------------------------------------------------
                                                 3rd Qtr  2nd Qtr   1st Qtr    4th Qtr   3rd Qtr      Chg Prior Yr.   Chg. Prior Qtr
                                                ----------------------------  ------------------------------------------------------
                                                                                                     Amt         %   Amt           %
Credit Card - reported basis - continued
---------------------------------------------

CREDIT QUALITY
--------------------------------
Net charge-offs:
   Credit card - reported                        $   131  $   118   $    97    $   113   $   118   $    13       11%  $   13     11%

Net charge-off ratios:
   Credit card - reported                           4.99%    5.58%     5.38%      5.41%     5.95%    -0.96%            -0.59%
   12 month lagged (1)                              6.63%    7.87%     7.46%      9.22%    10.04%    -3.41%            -1.23%
Delinquency ratios:
     - 30+ days                                     2.74%    2.72%     2.99%      3.00%     3.19%    -0.45%             0.02%
     - 90+ days                                     1.11%    1.23%     1.36%      1.41%     1.40%    -0.29%            -0.12%

Allowance for loan losses                        $   396  $   396   $   396    $   396   $   397   $    (1)       0%  $    -      0%
Allowance to period end owned loans                 5.87%    7.74%     8.29%      7.86%     8.35%    -2.48%            -1.87%

OTHER DATA
--------------------------------
Charge volume                       $B           $  39.5  $  38.4   $  34.0    $  38.3   $  35.2   $   4.3       12%   $ 1.1      3%
New accounts opened                000s            1,430    1,283       941        998     1,149       281       24%     147     11%
Credit Cards issued                               53,510   53,346    53,965     55,554    58,441    (4,931)      -8%     164      0%
# FirstUSA.com customers            MM               3.0      2.6       2.3        1.9       2.8       0.2        7%     0.4     15%
Paymentech:
   Bank Card Volume                $MM            30,711  $30,076   $27,961    $30,255   $28,237   $ 2,474        9%  $  635      2%
   Total Transactions               MM             1,063    1,016       940        983       935       128       14%      47      5%

(1) Second and first quarter 2002 and fourth and third quarter 2001 ratios include Wachovia net charge-offs but exclude Wachovia loans.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                              2002                 2001                      3rd Qtr 2002
                                                  --------------------------- ------------------------------------------------------
                                                   3rd Qtr   2nd Qtr  1st Qtr  4th Qtr   3rd Qtr    Chg Prior Yr.     Chg. Prior Qtr
                                                  --------------------------- ------------------------------------------------------
                                                                                                   Amt          %    Amt           %
Investment Management
----------------------------------------------

INCOME STATEMENT DATA
----------------------------------
Net interest income - FTE               $MM        $   100   $   105  $   115  $   111   $   106  $   (6)      -6%  $   (5)      -5%

   Banking fees and commissions                        127       142      132      126       125       2        2%     (15)     -11%
   Service charges on deposits                           5         4        5        5         4       1       25%       1       25%
   Fiduciary & investment management fees              181       187      190      191       187      (6)      -3%      (6)      -3%
   Other income (loss)                                   2         9        2        4         1       1       N/M      (7)     -78%
                                                   -------------------------- --------------------------            ------
Noninterest income                                     315       342      329      326       317      (2)      -1%     (27)      -8%
                                                   -------------------------- --------------------------            ------
Total revenue                                          415       447      444      437       423      (8)      -2%     (32)      -7%

Provision for credit losses                              3         -        5       13         9      (6)     -67%       3        0%

   Salaries and employee benefits                      142       138      142      135       140       2        1%       4        3%
   Other expense                                       110       125      115      119       113      (3)      -3%     (15)     -12%
                                                   -------------------------- --------------------------            ------
    Noninterest expense before merger and
    restructuring-related charges                      252       263      257      254       253      (1)       0%     (11)      -4%
                                                   -------------------------- --------------------------            ------
   Restructuring-related charges (reversals)             -        (1)       -       19         -       -        0%       1       N/M
                                                   -------------------------- ------------------
Noninterest expense                                    252       262      257      273       253      (1)       0%     (10)      -4%
Income before income taxes - FTE                       160       185      182      151       161      (1)      -1%     (25)     -14%
Tax expense & FTE adj                                   60        69       68       55        60       -        0%      (9)     -13%
                                                   -------------------------- --------------------------            ------
   Net income (1)                                  $   100   $   116  $   114  $    96   $   101  $   (1)      -1%  $  (16)     -14%
                                                   ========================== ==========================            ======


Memo: Insurance revenues                           $   104   $   116  $   123  $   118   $   115  $  (11)      -9%  $  (12)     -10%

FINANCIAL PERFORMANCE
----------------------------------
Return on equity (1)                                    36%       42%      42%      35%       36%      0%               -6%
Efficiency ratio (1)                                    61%       59%      58%      62%       60%      1%                2%
Headcount - full-time                                5,925     5,936    5,993    6,071     6,253    (328)      -5%     (11)       0%

ENDING BALANCES
----------------------------------
Loans                                  $B          $   7.1   $   7.1  $   7.2  $   7.2   $   7.0  $  0.1        1%  $    -        0%
Assets                                                 8.7       8.5      8.6      8.6       8.5     0.2        2%     0.2        2%

   Demand deposits                                     2.6       2.4      3.0      2.8       2.1     0.5       24%     0.2        8%
   Savings                                             3.9       3.9      3.9      3.3       2.9     1.0       34%       -        0%
   Time                                                3.3       3.2      3.5      3.2       3.3       -        0%     0.1        3%
   Foreign offices                                     0.3       0.3      0.2      0.2       0.2     0.1       50%       -        0%
                                                   -------------------------- --------------------------            ------
Total deposits                                        10.1       9.8     10.6      9.5       8.5     1.6       19%     0.3        3%

Equity                                                 1.1       1.1      1.1      1.1       1.1       -        0%       -        0%

(1) Income before restructuring charges/(reversals) was $115 million in the second quarter 2002 and $108 million in the fourth quarter 2001.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                            2002                   2001                3rd Qtr 2002
                                                 -------------------------- -------------------------------- --------------
                                                  3rd Qtr  2nd Qtr  1st Qtr  4th Qtr  3rd Qtr  Chg Prior Yr. Chg. Prior Qtr
                                                 -------------------------- -------------------------------- --------------
                                                                                                Amt      %      Amt     %
Investment Management - continued
------------------------------------

AVERAGE BALANCES
--------------------------------
Loans                                     $B     $   7.0  $   7.0  $   7.0  $   7.0  $   6.9  $   0.1     1%  $   -    $ 0%
Assets                                               8.5      8.5      8.4      8.3      8.2      0.3     4%      -      0%

   Demand deposits                                   2.0      2.0      2.1      2.0      1.9      0.1     5%      -      0%
   Savings                                           3.9      4.0      3.7      3.0      2.8      1.1    39%   (0.1)    -3%
   Time                                              3.3      3.4      3.2      3.2      3.3        -     0%   (0.1)    -3%
   Foreign offices                                   0.2      0.2      0.2      0.2      0.2        -     0%      -      0%
                                                 -------------------------- --------------------------        ------
Total deposits                                       9.4      9.6      9.2      8.4      8.2      1.2    15%   (0.2)    -2%

Equity                                               1.1      1.1      1.1      1.1      1.1        -     0%      -      0%

CREDIT QUALITY
--------------------------------
Net charge-offs:
   Commercial                             $MM    $     2  $   (1)  $     2  $    11  $     7  $    (5)  -71%  $   3    N/M
   Consumer                                            1       1         3        2        2       (1)  -50%      -      0%
                                                 -------------------------- --------------------------        ------
     Total net charge-offs                       $     3  $    -   $     5  $    13  $     9  $    (6)  -67%  $   3      0%

Net charge-off ratios:
   Commercial                                       0.23%   -0.18%    0.27%    1.31%    0.76%   -0.53%         0.41%
   Consumer                                         0.11%    0.13%    0.29%    0.20%    0.24%   -0.13%        -0.02%
     Total net charge-offs                          0.17%    0.00%    0.29%    0.74%    0.52%   -0.35%         0.17%

Nonperforming assets:
   Commercial                             $MM    $    39  $    33  $    30  $    38  $    37  $     2     5%  $   6     18%
   Consumer                                            8        5        7        4        3        5   N/M       3     60%
                                                 -------------------------- --------------------------        ------
     Total nonperforming loans                        47       38       37       42       40        7    18%      9     24%
     Other including OREO                              1        1       -         1        1        -     0%      -      0%
                                                 -------------------------- --------------------------        ------
     Total nonperforming assets                  $    48  $    39  $    37  $    43  $    41  $     7    17%  $   9     23%

Allowance for loan losses                        $    25  $    25  $    25  $    25  $    25  $      -    0%  $   -      0%
Allowance to period end loans                       0.35%    0.35%    0.35%    0.35%    0.36%   -0.01%         0.00%
Allowance to nonperforming loans                      53%      66%      68%      60%      61%      -7%          -13%
Nonperforming assets to related assets              0.68%    0.55%    0.51%    0.60%    0.59%    0.09%         0.13%

ASSETS UNDER MANAGEMENT
ENDING BALANCES
--------------------------------
Mutual Funds                              $B     $  91.5  $  90.2  $  89.9  $  83.5  $  75.3  $  16.2    22%  $ 1.3      1%
Other                                               57.5     55.8     58.4     59.1     55.5      2.0     4%    1.7      3%
                                                 -------------------------- --------------------------        ------
     Total                                       $ 149.0  $ 146.0  $ 148.3  $ 142.6  $ 130.8  $  18.2    14%  $ 3.0      2%

By type
-------
Money market                              $B     $  68.6  $  62.8  $  62.7  $  58.5  $  50.6  $  18.0    36%  $ 5.8      9%
Equity                                              35.4     42.2     47.9     47.3     43.4     (8.0)  -18%   (6.8)   -16%
Fixed income                                        45.0     41.0     37.7     36.8     36.8      8.2    22%    4.0     10%
                                                 -------- -------- -------- -------- -------- --------        ------
     Total                                       $ 149.0  $ 146.0  $ 148.3  $ 142.6  $ 130.8  $  18.2    14%  $ 3.0      2%

By channel
----------
Private client services                   $B     $  42.4  $  46.4  $  50.1  $  50.6  $  48.9  $  (6.5)  -13%  $(4.0)    -9%
Retail brokerage                                     6.7      7.2      7.7      7.6      7.0     (0.3)   -4%   (0.5)    -7%
Institutional                                       70.2     63.4     64.4     62.4     57.5     12.7    22%    6.8     11%
Commercial cash sweep                                8.6      9.2     10.1      9.8      9.0     (0.4)   -4%   (0.6)    -7%
Capital markets                                      4.7      3.7      2.6      1.5      0.6      4.1   N/M     1.0     27%
External (1)                                         8.4      7.5      6.7      3.8      1.9      6.5   N/M     0.9     12%
All other direct (2)                                 8.0      8.6      6.7      6.9      5.9      2.1    36%   (0.6)    -7%
                                                 -------- -------- -------- -------- -------- --------        ------
     Total                                       $ 149.0  $ 146.0  $ 148.3  $ 142.6  $ 130.8  $  18.2    14%  $ 3.0      2%

Morningstar Rankings * (3)
----------------------
% of 4 & 5 ranked funds                               48%      51%      55%      57%      61%     -13%           -3%
% of 3+ ranked funds                                  93%      91%      89%      88%      90%       3%            2%
* % of customer assets in Morningstar
  rated funds

(1) Includes broker/dealers, trust companies, and registered investment advisors that sell, or offer, One Group funds.
(2) One Group funds invested in other One Group funds and other mutual funds sub-advised.
(3) Morningstar changed the rating process effective 6/30/02 with no prior period restatements.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                             2002                       2001                  3rd Qtr 2002
                                                 -----------------------------   --------------------------------------------------
                                                  3rd Qtr   2nd Qtr   1st Qtr    4th Qtr   3rd Qtr   Chg Prior Yr.   Chg. Prior Qtr
                                                 -----------------------------   --------------------------------------------------
                                                                                                      Amt      %      Amt       %
Investment Management - continued
---------------------------------
TRUST ASSETS
ENDING BALANCES
--------------------------
Trust assets under administration           $B   $  328.9  $  334.8  $   347.6   $ 352.5    $333.8  $  (4.9)   -1%   $ (5.9)    -2%

CORPORATE TRUST SECURITIES
ENDING BALANCES
--------------------------
Corp. trust sec. under administration       $B   $1,071.9  $1,094.7  $ 1,044.1   $ 988.6    $917.1  $ 154.8    17%   $(22.8)    -2%

RETAIL BROKERAGE
--------------------------
Mutual fund sales                          $MM   $    575  $    637  $     580   $   563    $  548  $    27     5%   $  (62)   -10%
Annuity sales                                         752       814        797       794       683       69    10%      (62)    -8%
                                                 ----------------------------------------------------------          ------
     Total sales                                 $  1,327  $  1,451  $   1,377   $ 1,357    $1,231  $    96     8%   $ (124)    -9%
# of customers - end of period             000s       676       667        663       646       631       45     7%        9      1%

Market value customer assets-end of period  $B
   Brokerage                                         16.1      16.2       17.2      16.6      15.5      0.6     4%     (0.1)    -1%
   Annuity account value                             10.6      10.2        9.6       8.7       7.9      2.7    34%      0.4      4%
                                                 ----------------------------------------------------------          ------
     Total Market Value                          $   26.7  $   26.4  $    26.8   $  25.3    $ 23.4  $   3.3    14%   $  0.3      1%

# of registered sales representatives                 828       761        737       724       703      125    18%       67      9%
# of licensed retail bankers                        3,118     3,131      3,112     3,042     2,985      133     4%      (13)     0%

PRIVATE CLIENT SERVICES
--------------------------
# of Private Client advisors                          675       668        660       641       658       17     3%        7      1%
# of Private Client offices                           105       105        105       105       105       -      0%       -       0%

Market value customer assets-end of period  $B   $   61.7  $   66.4  $    72.0   $  72.2    $ 71.0  $  (9.3)  -13%   $ (4.7)    -7%

Ending Balances:
     Loans                                  $B   $    7.0  $    7.0  $     6.9   $   7.0    $  6.8  $   0.2     3%   $   -       0%
     Deposits                                         8.3       8.2        8.2       7.6       7.0      1.3    19%      0.1      1%

Average Balances:
     Loans                                  $B   $    6.9  $    6.9  $     6.9   $   6.9    $  6.8  $   0.1     1%   $   -       0%
     Deposits                                         8.2       8.4        8.1       7.2       6.8      1.4    21%     (0.2)    -2%

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                          2002                         2001                   3rd Qtr 2002
                                               ----------------------------    -----------------------------------------------------
                                               3rd Qtr   2nd Qtr    1st Qtr    4th Qtr     3rd Qtr   Chg Prior Yr.   Chg. Prior Qtr
                                               ----------------------------    -----------------------------------------------------
                                                                                                     Amt        %       Amt     %
Corporate
----------------------------------------

INCOME STATEMENT DATA
---------------------------------
Net interest income - FTE               $MM   $   (38)  $   (96)   $   (41)    $   (83)   $  (141)  $  103      73%   $ 58       60%
   Banking fees and commissions                    (8)       (4)        (5)         (7)         3      (11)    N/M      (4)     N/M
   Credit card revenue                              2         1         (1)          -         (1)       3     N/M       1      N/M
   Service charges on deposits                      4         3          3          (4)         7       (3)    -43%      1       33%
   Fiduciary & investment                           -         1          -           -          -        -       0%     (1)     N/M
   management fees
   Investment securities gains                    (17)       97        (18)          3        (30)      13      43%   (114)     N/M
   (losses)
   Trading                                          -        (7)        (9)        (20)       (11)      11     N/M       7      N/M
   Other income (loss)                             22        53         60          72         34      (12)    -35%    (31)     -58%
                                               -----------------------------    --------------------------          ------
Noninterest income                                  3       144         30          44          2        1      50%   (141)     -98%
                                               -----------------------------    --------------------------          ------
Total revenue                                     (35)       48        (11)        (39)      (139)     104      75%    (83)     N/M

Provision for credit losses                         -         -         15           -          -        -       0%      -        0%

   Salaries and employee benefits (1)             210       202        185         176        162       48      30%      8        4%
   Other expense (1)                              (49)       33       (100)        (21)       (60)      11      18%    (82)     N/M
                                               -----------------------------    --------------------------          ------
        Noninterest expense before
        merger and restructuring-
        related charges                           161       235         85         155        102       59      58%    (74)     -31%
                                               -----------------------------    --------------------------          ------
   Restructuring-related charges
   (reversals)                                      -       (21)         -          94          -        -       0%     21      N/M
                                               -----------------------------    --------------------------          ------

Noninterest expense                               161       214         85         249        102       59      58%    (53)     -25%
Income before income taxes - FTE                 (196)     (166)      (111)       (194)      (241)      45      19%    (30)     -18%
Tax benefit & FTE adj                             (88)      (79)       (59)        (29)      (106)      18      17%     (9)     -11%
                                               -----------------------------    --------------------------          ------
   Net loss                                      (108)      (87)       (52)       (165)      (135)      27      20%    (21)     -24%

FINANCIAL PERFORMANCE
---------------------------------
Headcount - full-time (2)                      14,386    13,828     13,528      13,536     13,938      448       3%    558        4%

ENDING BALANCES
---------------------------------
Loans                                   $B   $    0.7   $   0.3    $   0.9     $   0.6    $   0.4   $  0.3      75%   $0.4      N/M
Assets                                           58.2      63.9       51.8        50.7    $  49.4      8.8      18%   (5.7)      -9%
Memo:
   Treasury Investment Portfolio                 36.0      38.4       30.4        32.2       29.6      6.4      22%   (2.4)      -6%
   Principal Investments                          2.4       2.4        2.5         2.7        3.0     (0.6)    -20%      -        0%
Deposits                                         14.6      14.9       16.0        19.6       21.9     (7.3)    -33%   (0.3)      -2%
Equity                                            0.8       0.5       (0.2)       (0.8)      (0.8)     1.6     N/M     0.3       60%

AVERAGE BALANCES
---------------------------------
Loans                                   $B   $    0.2   $   0.4    $   0.4     $   0.5    $   0.8   $ (0.6)    -75%  $(0.2)     -50%
Assets                                           52.3      48.3       47.9        49.1    $  46.3      6.0      13%    4.0        8%
Deposits                                         13.3      14.2       15.8        19.5       23.3    (10.0)    -43%   (0.9)      -6%
Equity                                            1.0       0.5       (0.2)       (0.6)      (1.1)     2.1     N/M     0.5      N/M

(1) Prior period data has been adjusted for the transfer of the National Retail Lockbox Operations and Cash Vault Services businesses from Commercial to Corporate.
(2) Prior period headcount data has been adjusted for the transfer of the National Retail Lockbox Operations business from Commercial to Corporate.
(3) Income/(Loss) before restructuring charges/(reversals) was $(100) million in the second quarter 2002 and $(106) million in the fourth quarter 2001.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                   2002                        2001                     3rd Qtr 2002
                                      -------------------------------  --------------------------------------------------------
                                      3rd Qtr     2nd Qtr     1st Qtr   4th Qtr    3rd Qtr     Chg Prior Yr.    Chg. Prior Qtr
                                      -------------------------------  --------------------------------------------------------
                                                                                                 Amt      %      Amt        %
Net Income by LOB
------------------------------------
Retail                        $MM      $  354     $   359     $  343    $   221    $   304    $    50     16%   $  (5)     -1%
Commercial Banking                        179         147        143        102        205        (26)   -13%      32      22
Credit Card                               298         308        239        287        279         19      7%     (10)     -3%
Investment Management                     100         116        114         96        101         (1)    -1%     (16)    -14%
Corporate                                (108)        (87)       (52)      (165)      (135)        27     20%     (21)    -24%
                                      -------------------------------  -------------------------------          ------
   Net income                          $  823     $   843     $  787    $   541    $   754    $    69      9%   $ (20)     -2%
                                      ===============================  ===============================          ======

PERCENT CONTRIBUTION
-------------------------------

Retail                                   43.0%       42.6%      43.6%      40.9%      40.3%
Commercial Banking                       21.7%       17.4%      18.2%      18.9%      27.2%
Credit Card                              36.2%       36.5%      30.4%      53.0%      37.0%
Investment Management                    12.2%       13.8%      14.5%      17.7%      13.4%
Corporate                               -13.1%      -10.3%      -6.7%     -30.5%     -17.9%
                                      -------------------------------  -------------------------------          ------
   Income (loss) before accounting      100.0%      100.0%     100.0%     100.0%     100.0%
   change

Headcount - full-time                  73,535      73,579     73,864     73,519     75,801     (2,266)    -3%     (44)      0%


Glossary for Selected Noninterest Income Categories
---------------------------------------------------------------------

                                                  Representative types of revenue/fees
                                                  ----------------------------------------------------
  Banking fees and commissions                    Insurance fees, documentary fees, loan
                                                  servicing fees, commitment fees, mutual
                                                  fund commissions, syndicated management
                                                  fees, leasing fees, safe deposit fees,
                                                  official checks fees, ATM interchange,
                                                  misc. other fee revenue

  Credit card revenue                             Credit card fees, merchant fees, interchange fees

  Service charges on deposits                     Service charges on deposits, deficient balance fees,
                                                  NSF/OD fees, waived fees

  Fiduciary & investment management fees          Asset management fees, personal trust fees, other
                                                  trust fees, advisory fees

  Investment security gains (losses)              Venture capital and investment securities
                                                  gains (losses)

  Trading                                         Trading and foreign exchange

  Other income (loss)                             Net securitization gains (losses), net gains
                                                  (losses) on Corporate transactions and/or asset
                                                  sales / dispositions

BANK ONE CORPORATION and Subsidiaries
Summary of Consolidated Selected Financial Information

                                                                         2002 (5)                             2001
                                                       ------------------------------------------   -----------------------
                                                          3rd Qtr         2nd Qtr        1st Qtr      4th Qtr     3rd Qtr
                                                       ------------------------------------------   -----------------------
INCOME STATEMENT DATA:
---------------------------------------------
Total revenue, net of interest expense           $MM    $    4,180      $   4,274      $   4,152     $   4,207   $   4,016
Net interest income-
   fully taxable-equivalent ("FTE") basis (1)                2,235          2,078          2,235         2,273       2,193
Noninterest income                                           1,983          2,232          1,952         1,972       1,853
Provision for credit losses                                    587            607            665           765         620
Noninterest expense                                          2,415          2,438          2,345         2,706       2,303
Income before cumulative effect of change
   in accounting principle                                     823            843            787           541         754
Net income                                                     823            843            787           541         754

PER COMMON SHARE DATA:
---------------------------------------------
Income before cumulative effect of change
   in accounting principle:
        Basic                                           $     0.71      $    0.72      $    0.67     $    0.46   $    0.64
        Diluted                                               0.70           0.71           0.67          0.46        0.64
Net income:
        Basic                                           $     0.71      $    0.72      $    0.67     $    0.46   $    0.64
        Diluted                                               0.70           0.71           0.67          0.46        0.64
Cash dividends declared                                       0.21           0.21           0.21          0.21        0.21
Book value                                                   18.79          18.37          17.81         17.33       17.30

BALANCE SHEET DATA - ENDING BALANCES:
---------------------------------------------
Loans                                                      150,389        147,728        152,126       156,733     164,251
Deposits                                                   164,036        157,518        158,803       167,530     162,385
Long-term debt (2)                                          42,481         43,756         44,194        43,418      44,361
Total assets                                               274,187        270,343        262,947       268,954     270,252
Common stockholders' equity                                 21,925         21,563         20,913        20,226      20,192
Total stockholders' equity                                  21,925         21,563         20,913        20,226      20,382

CREDIT QUALITY RATIOS:
---------------------------------------------
Net charge-offs to average loans                              1.55%          1.62%          1.71%         1.79%       1.37%
Allowance to period end loans                                 3.17           3.19           3.06          2.97        2.81
Nonperforming assets to related assets (3)                    2.48           2.65           2.58          2.35        1.96

FINANCIAL PERFORMANCE:
---------------------------------------------
Return on average assets                                      1.24%          1.32%          1.21%         0.80%       1.13%
Return on average common equity                               14.8           15.7           15.3          10.5        15.0
Net interest margin                                           3.84           3.69           3.91          3.84        3.70
Efficiency ratio                                              57.3           56.6           56.0          63.7        56.9
Employees                                                   73,535(4)      73,579(4)      73,864(4)     73,519      75,801

CAPITAL RATIOS:
---------------------------------------------
Risk-based capital:
     Tier 1                                                    9.5%           9.4%           9.0%          8.6%        8.4%
     Total                                                    13.0           13.0           12.7          12.2        11.7
Tangible common equity/tangible assets                         7.2            7.1            7.1           6.8         6.7

COMMON STOCK DATA:
---------------------------------------------
Average shares outstanding:
        Basic                                                1,162          1,174          1,170         1,166       1,168
        Diluted                                              1,171          1,184          1,179         1,174       1,176
Stock price, quarter-end                                $    37.40      $   38.48      $   41.78     $   39.05   $   31.47

(1) Net interest income-FTE includes taxable equivalent adjustments of $38 million, $36 million, $35 million, $38 million and $30 million for quarters ended September 30, 2002, June 30, 2002, March 31, 2002, December 31, 2001 and September 30, 2001, respectively.
(2)  Includes trust preferred capital securities.
(3) Related assets consist of loans outstanding including loans held for sale, and other real estate owned.
(4) Includes the addition of employees due to the consolidation of Paymentech, Inc. and Anexsys, LLC.
(5) Results include the effects of the consolidation of Paymentech, Inc. and Anexsys, LLC.

BANK ONE CORPORATION and Subsidiaries
Consolidated Statements of Income                                            2002 (1)                           2001
                                                               ------------------------------------    ----------------------
                                                                3rd Qtr      2nd Qtr       1st Qtr      4th Qtr       3rd Qtr
                                                               ------------------------------------    ----------------------
   Interest income                                     $MM     $  3,535     $   3,411     $   3,540    $  3,819      $  4,179
   Interest expense                                               1,338         1,369         1,340       1,584         2,016
     Total net interest income                                    2,197         2,042         2,200       2,235         2,163

   Banking fees and commissions                                     409           492           445         444           445
   Credit card revenue                                              971           956           906         866           767
   Service charges on deposits                                      410           376           393         370           388
   Fiduciary and investment management fees                         181           188           189         193           190
   Investment securities gains (losses)                             (29)           96           (18)          3           (42)
   Trading                                                          149            70            16          24            70
   Other income                                                    (108)           54            21          72            35
                                                               ------------------------------------    ----------------------
     Total noninterest income                                     1,983         2,232         1,952       1,972         1,853
                                                               ------------------------------------    ----------------------
     Total revenue, net of interest expense                       4,180         4,274         4,152       4,207         4,016

   Provision for credit losses                                      587           607           665         765           620

   Salaries and employee benefits                                 1,130         1,101         1,096       1,060         1,046
   Occupancy                                                        159           170           158         180           175
   Equipment                                                        109            99           103         110           107
   Outside service fees and processing                              304           372           300         306           303
   Marketing and development                                        291           264           258         228           212
   Telecommunication                                                 74           134           101          98           105
   Other intangible amortization                                     32            29            33          28            30
   Goodwill amortization                                              -             -             -          17            17
   Other expense                                                    316           332           296         325           308
                                                               ------------------------------------    ----------------------
     Total noninterest expense before merger
       and restructuring-related charges                          2,415         2,501         2,345       2,352         2,303
   Merger and restructuring-related charges
     (reversals)                                                      -           (63)            -         354             -
                                                               ------------------------------------    ----------------------
     Total noninterest expense                                    2,415         2,438         2,345       2,706         2,303

   Income before income taxes and cumulative
     effect of change in accounting principle                     1,178         1,229         1,142         736         1,093
   Applicable income taxes                                          355           386           355         195           339
                                                               ------------------------------------    ----------------------
   Income before cumulative effect of change
     in accounting principle                                        823           843           787         541           754
   Cumulative effect of change in accounting
     principle, net of  tax ($25)                                     -             -             -           -             -
                                                               ------------------------------------    ----------------------
   Net income                                                  $    823     $     843     $     787    $    541      $    754
                                                               ====================================    ======================
   Net income attributable to common
     stockholders' equity                                      $    823     $     843     $     787    $    540      $    751
                                                               ====================================    ======================
   Earnings per share before cumulative effect of
     change in accounting principle:
     Basic                                                     $   0.71     $    0.72     $    0.67    $   0.46      $   0.64
     Diluted                                                   $   0.70     $    0.71     $    0.67    $   0.46      $   0.64
   Earnings per share:
     Basic                                                     $   0.71     $    0.72     $    0.67    $   0.46      $   0.64
     Diluted                                                   $   0.70     $    0.71     $    0.67    $   0.46      $   0.64
   Average common shares outstanding (millions):
     Basic                                                        1,162         1,174         1,170       1,166         1,168
     Diluted                                                      1,171         1,184         1,179       1,174         1,176

(1) Results include the effects of the consolidation of Paymentech, Inc. and Anexsys, LLC.

BANK ONE CORPORATION and Subsidiaries
Consolidated Statements of Income

                                                             Nine Months Ended
                                                                September 30
                                                             -----------------
                                                             2002 (1)     2001
                                                             -----------------
Interest income                                       $MM   $ 10,486   $ 13,485
Interest expense                                               4,047      7,082
                                                            -------------------
  Total net interest income                                    6,439      6,403

Banking fees and commissions                                   1,346      1,287
Credit card revenue                                            2,833      1,909
Service charges on deposits                                    1,179      1,079
Fiduciary and investment management fees                         558        561
Investment securities gains (losses)                              49        (69)
Trading                                                          235        196
Other income                                                     (33)       288
                                                            -------------------
  Total noninterest income                                     6,167      5,251
                                                            -------------------
  Total revenue, net of interest expense                      12,606     11,654

Provision for credit losses                                    1,859      1,745

Salaries and employee benefits                                 3,327      3,138
Occupancy                                                        487        506
Equipment                                                        311        347
Outside service fees and processing                              976        872
Marketing and development                                        813        634
Telecommunication                                                309        309
Other intangible amortization                                     94         69
Goodwill amortization                                              -         52
Other expense                                                    944        921
                                                            -------------------
  Total noninterest expense before merger
   and restructuring-related charges                           7,261      6,848
Merger and restructuring-related charges (reversals)             (63)        (3)
                                                            -------------------
  Total noninterest expense                                    7,198      6,845

Income before income taxes and cumulative effect
  of change in accounting principle                            3,549      3,064
Applicable income taxes                                        1,096        923
                                                            -------------------
Income before cumulative effect of change
  in accounting principle                                      2,453      2,141
Cumulative effect of change in accounting principle,
  net of tax ($25)                                                 -        (44)
                                                            -------------------
Net income                                                  $  2,453   $  2,097
                                                            ===================
Net income attributable to common
  stockholders' equity                                      $  2,453   $  2,088
                                                            ===================
Earnings per share before cumulative effect
  of change in accounting principle:
  Basic                                                     $   2.10   $   1.82
  Diluted                                                   $   2.08   $   1.82
Earnings per share:
  Basic                                                     $   2.10   $   1.79
  Diluted                                                   $   2.08   $   1.78
Average common shares outstanding (millions):
  Basic                                                        1,163      1,166
  Diluted                                                      1,174      1,175

(1) Results include the effects of the consolidation of Paymentech, Inc. and Anexsys, LLC.

BANK ONE CORPORATION and Subsidiaries
Consolidated Balance Sheets

                                                                         2002(1)                           2001
                                                           -----------------------------------    ----------------------
                                                            Sept 30      June 30      Mar 31       Dec 31       Sep 30
                                                           -----------------------------------    ----------------------
ASSETS
--------------------------------------------------
Cash and due from banks                             $MM    $  21,699    $  17,120    $  12,683    $  17,383    $  16,553
Interest-bearing due from banks                                2,960        3,041        1,532        1,030        3,307
Federal funds sold and securities under resale
   agreements                                                  8,062        9,538        9,211        9,347        9,459
Trading assets                                                 6,367        6,269        6,974        6,167        5,952
Derivative product assets                                      4,205        2,996        2,664        3,225        3,261
Investment securities                                         66,129       65,685       58,657       60,883       52,070
Loans (2)                                                    150,389      147,728      152,126      156,733      164,251
Allowance for credit losses                                   (4,518)      (4,521)      (4,520)      (4,528)      (4,479)
                                                           -----------------------------------    ----------------------
        Loans, net                                           145,871      143,207      147,606      152,205      159,772
Other assets                                                  18,894       22,487       23,620       18,714       19,878
                                                           -----------------------------------    ----------------------
        Total assets                                       $ 274,187    $ 270,343    $ 262,947    $ 268,954    $ 270,252
                                                           ===================================    ======================

LIABILITIES
--------------------------------------------------
Deposits:
   Demand                                                  $  30,870    $  26,841    $  29,098    $  32,179    $  29,958
   Savings                                                    85,245       81,477       80,149       80,599       69,786
   Time                                                       32,265       34,658       36,228       38,177       41,919
   Foreign offices                                            15,656       14,542       13,328       16,575       20,722
                                                           -----------------------------------    ----------------------
             Total deposits                                  164,036      157,518      158,803      167,530      162,385
Federal funds purchased and securities sold under
   repurchase agreements                                      15,499       16,728       15,154       13,728       16,696
Other short-term borrowings                                   12,810        9,809        5,503       10,255       10,901
Long-term debt                                                39,166       40,441       40,879       40,103       41,046
Guaranteed preferred beneficial interest in the
   Corporation's junior subordinated debt                      3,315        3,315        3,315        3,315        3,315
Derivative product liabilities                                 3,886        2,632        2,071        2,574        2,743
Other liabilities                                             13,550       18,337       16,309       11,223       12,784
                                                           -----------------------------------    ----------------------
        Total liabilities                                    252,262      248,780      242,034      248,728      249,870
                                                           -----------------------------------    ----------------------

STOCKHOLDERS' EQUITY
--------------------------------------------------
Preferred stock                                                   --           --           --           --          190
Common stock                                                      12           12           12           12           12
Surplus                                                       10,224       10,177       10,239       10,311       10,332
Retained earnings                                             12,423       11,845       11,250       10,707       10,413
Accumulated other adjustments to stockholders'
   equity                                                         26           46          (46)         (65)         203
Deferred compensation                                           (177)        (195)        (217)        (121)        (138)
Treasury stock                                                  (583)        (322)        (325)        (618)        (630)
                                                           -----------------------------------    ----------------------
        Total stockholders' equity                            21,925       21,563       20,913       20,226       20,382
                                                           -----------------------------------    ----------------------
        Total liabilities and stockholders' equity         $ 274,187    $ 270,343    $ 262,947    $ 268,954    $ 270,252
                                                           ===================================    ======================

Common Shares -- period-end:
          Issued                                    $MM        1,181        1,181        1,181        1,181        1,181
          Treasury shares                                         14            7            7           14           14
                                                           -----------------------------------    ----------------------
          Outstanding                                          1,167        1,174        1,174        1,167        1,167
                                                           ===================================    ======================

(1) Results include the effects of the consolidation of Paymentech, Inc. and Anexsys, LLC.
(2) Includes loans held for sale of $7.9 billion, $5.8 billion, $4.5 billion, $4.2 billion and $4.8 billion at September 30, 2002, June 30, 2002, March 31, 2002, December 31, 2001 and September 30, 2001, respectively. These amounts are not included in allowance coverage. Prior periods have been recalculated to conform to current period presentation.

BANK ONE CORPORATION and Subsidiaries
Credit Quality

                                                                           2002                                2001
                                                           ---------------------------------------   -------------------------
                                                            3rd Qtr      2nd Qtr         1st Qtr      4th Qtr         3rd Qtr
                                                           ---------------------------------------   -------------------------
Provision for credit losses                        $MM     $     587    $     607       $     665    $     765       $     620

Gross charge-offs                                  $MM     $     648    $     714       $     767    $     812       $     636
Recoveries                                                        75          107             104           95              70
                                                           ---------------------------------------   -------------------------
   Net charge-offs                                         $     573    $     607       $     663    $     717       $     566
                                                           ---------------------------------------   -------------------------
Net charge-offs:
   Retail                                          $MM     $     202    $     215       $     265    $     268       $     209
   Commercial Banking:
     Corporate Banking                                           160          168             163          164             131
     Middle Market Banking                                        77          106             118          158              99
                                                           ---------------------------------------   -------------------------
        Total Commercial Banking                                 237          274             281          322             230
   Credit Card                                                   131          118              97          113             118
   IMG and Corporate                                               3           -               20           14               9
                                                           ---------------------------------------   -------------------------
        Total net charge-offs                              $     573    $     607       $     663    $     717       $     566

Net charge-off ratios:
   Retail                                                       1.21%        1.29%           1.53%        1.53%           1.17%
   Commercial Banking:
     Corporate Banking                                          2.03         2.02            1.81         1.72            1.27
     Middle Market Banking                                      0.96         1.26            1.34         1.75            1.08
        Total Commercial Banking                                1.49         1.64            1.58         1.73            1.18
   Credit Card                                                  4.99         5.58            5.38         5.41            5.95
   IMG and Corporate                                              -            -               -            -               -
        Total net charge-off ratio                              1.55         1.62            1.71         1.79            1.37

Allowance for credit losses - period-end           $MM     $   4,518    $   4,521       $   4,520    $   4,528       $   4,479

Nonperforming assets - period-end:
   Nonperforming loans:
     Retail                                        $MM     $   1,433    $   1,349       $   1,402    $   1,344       $   1,155
     Commercial Banking:
        Corporate Banking                                      1,010        1,161           1,170        1,154           1,051
        Middle Market Banking                                  1,030        1,136           1,087          973             853
                                                           ---------------------------------------   -------------------------
          Total Commercial Banking                             2,040        2,297           2,257        2,127           1,904
     IMG and Corporate                                            48           74              78           80              53
                                                           ---------------------------------------   -------------------------
          Total nonperforming loans (1)                        3,521        3,720           3,737        3,551           3,112
     Other, including other real estate owned                    214          204             197          137             116
                                                           ---------------------------------------   -------------------------
          Total nonperforming assets                       $   3,735    $   3,924       $   3,934    $   3,688       $   3,228

Allowance to period end loans                                   3.17%        3.19%           3.06%        2.97%           2.81%
Allowance to nonperforming loans                                 132          125             123          128             144
Nonperforming assets to related assets                          2.48         2.65            2.58         2.35            1.96

Credit card delinquency rate:

     30+ days                                                   2.74%        2.72%           2.99%        3.00%           3.19%
     90+ days                                                   1.11         1.23            1.36         1.41            1.40

(1) Includes loans held for sale of $93 million, $107 million and $66 million at September 30, 2002, June 30, 2002 and March 31, 2002, respectively. For December 31, 2001 and September 30, 2001 there were no nonperforming loans included in loans held for sale. These amounts are not included in allowance coverage statistics. Prior periods have been recalculated to conform to current period presentation.

BANK ONE CORPORATION and Subsidiaries
Credit Quality-Continued

                                                                          2002                          2001
                                                            --------------------------------    --------------------
                                                             3rd Qtr    2nd Qtr     1st Qtr      4th Qtr    3rd Qtr
                                                            --------------------------------    --------------------
COMMERCIAL LOAN SALES:
--------------------------------------------------
Loans Sold and Loans Transferred to Loans Held For
Sale: (1)
     Nonperforming loans                              $MM   $    139    $    208    $     99    $     18    $     42
     Other loans with credit related losses                      158         148         160          93          86
     Other loans                                                 182         193         343         179         438
                                                            --------------------------------    --------------------
               Total                                        $    479    $    549    $    602    $    290    $    566
                                                            ================================    ====================
Losses on Sale:
   Charge-offs: (2) (3)
          Nonperforming loans                               $      5    $     39    $     48    $      8    $     11
          Other loans with credit related losses                   6          12          19          18          22
                                                            --------------------------------    --------------------
               Total charge-offs                                  11          51          67          26          33
   Losses on loans sold and held for sale                         12          22           4          12          18
                                                            --------------------------------    --------------------
               Total                                        $     23    $     73    $     71    $     38    $     51
                                                            ================================    ====================

Capital and Related Information

CAPITAL RATIOS:
--------------------------------------------------
     Tier 1                                                      9.5%        9.4%        9.0%        8.6%        8.4%
     Total                                                      13.0        13.0        12.7        12.2        11.7
Tangible common equity/tangible assets                           7.2         7.1         7.1         6.8         6.7

     Tier 1 capital                                   $MM   $ 23,428    $ 23,039    $ 22,513    $ 21,749    $ 21,330
     Tier 2 capital                                            8,650       8,924       9,115       9,091       8,547
                                                            --------------------------------    --------------------
               Total capital                                $ 32,078    $ 31,963    $ 31,628    $ 30,840    $ 29,877
                                                            ================================    ====================

Total risk weighted assets                                  $247,050    $246,032    $249,128    $253,330    $254,943
                                                            ================================    ====================
INTANGIBLE ASSETS:
--------------------------------------------------
Goodwill                                              $MM   $  1,829    $  1,829    $  1,840    $  1,560    $  1,577
Other nonqualifying intangibles                                  215         237         251         207         289
                                                            --------------------------------    --------------------
     Subtotal                                                  2,044       2,066       2,091       1,767       1,866
Qualifying intangibles                                           421         405         422         414         442
                                                            --------------------------------    --------------------
     Total                                                  $  2,465    $  2,471    $  2,513    $  2,181    $  2,308
                                                            ================================    ====================


(1) Third quarter 2002 includes loans transferred to loans held for sale of approximately $90 million, $105 million and $35 million in nonperforming, other loans with credit related losses and other loans, respectively.
(2)  These charge-offs are included in Commercial Banking net charge-offs.
(3) When loans are reclassified to loans held for sale appropriate charge-offs are recorded. Subsequent write-downs in market value on loans held for sale are reflected in other income / loss. Charge-offs on loans initially reclassified to held for sale in the third quarter 2002 of approximately $2 million and $1 million are included in nonperforming and other loans with credit related losses, respectively.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Reported Basis

                                                                           2002                                2001
                                                            --------------------------------------     ------------------------
                                                             3rd Qtr     2nd Qtr        1st Qtr        4th Qtr       3rd Qtr
                                                            --------------------------------------     ------------------------
AVERAGE BALANCE SHEET
--------------------------------------------
Assets
------
Short-term investments                              $MM     $   9,484    $   10,300     $   12,560     $   14,442    $   12,704
Trading assets (1)                                              6,426         6,941          6,239          6,487         6,982
Investment securities: (1)
     U.S. government and federal agency                        30,331        26,655         25,883         23,317        21,655
     States and political subdivisions                          1,171         1,178          1,287          1,327         1,303
     Other                                                     35,230        31,257         30,904         29,201        27,292
                                                            ---------    ----------     ----------     ----------    ----------
        Total investment securities                            66,732        59,090         58,074         53,845        50,250
Loans (1) (2)                                                 148,152       149,674        154,942        160,150       165,416
                                                            ---------    ----------     ----------     ----------    ----------
        Total earning assets                                  230,794       226,005        231,815        234,924       235,352
Allowance for credit losses                                    (4,533)       (4,521)        (4,563)        (4,516)       (4,499)
Other assets - nonearning                                      36,277        34,383         36,102         36,348        34,993
                                                            ---------    ----------     ----------     ----------    ----------
        Total assets                                        $ 262,538    $  255,867     $  263,354     $  266,756    $  265,846
                                                            =========    ==========     ==========     ==========    ==========

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing:
     Savings                                                $   9,953    $   10,997     $   12,731     $   15,509    $   14,969
     Money market                                              73,522        67,546         70,387         60,333        53,189
     Time                                                      33,340        35,529         37,387         39,456        42,891
     Foreign offices (3)                                       14,634        14,293         14,064         17,979        21,817
                                                            ---------    ----------     ----------     ----------    ----------
        Total deposits - interest-bearing                     131,449       128,365        134,569        133,277       132,866
Federal funds purchased and securities
   under repurchase agreements                                 15,115        15,188         14,531         15,611        17,038
Other short-term borrowings                                     9,802         6,031          7,376          9,657        11,217
Long-term debt (4)                                             43,229        43,870         43,022         44,282        42,862
                                                            ---------    ----------     ----------     ----------    ----------
        Total interest-bearing liabilities                    199,595       193,454        199,498        202,827       203,983
Demand deposits                                                26,216        27,266         29,165         29,983        28,576
Other liabilities                                              14,646        13,557         13,828         13,443        13,203
Preferred stock                                                     -             -              -             64           190
Common stockholders' equity                                    22,081        21,590         20,863         20,439        19,894
                                                            ---------    ----------     ----------     ----------    ----------
        Total liabilities and equity                        $ 262,538    $  255,867     $  263,354     $  266,756    $  265,846
                                                            =========    ==========     ==========     ==========    ==========

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in average balances used to determine rates.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(4) Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Reported Basis

                                                                     2002                         2001
                                                      ----------------------------------  ---------------------
                                                        3rd Qtr     2nd Qtr     1st Qtr     4th Qtr   3rd Qtr
                                                      ----------------------------------  ---------------------
INCOME / EXPENSE
------------------------------------------------
Assets
------
Short-term investments                             $MM  $     49   $     49   $      58    $     89   $    117
Trading assets (1)                                            66         65          60          63         78
Investment securities: (1)
     U.S. government and federal agency                      401        364         352         332        312
     States and political subdivisions                        21         22          23          25         25
     Other                                                   558        484         501         507        473
                                                      ----------------------------------  ---------------------
        Total investment securities                          980        870         876         864        810
Loans (1) (2)                                              2,478      2,441       2,581       2,841      3,204
                                                      ----------------------------------  ---------------------
        Total earning assets                            $  3,573   $  3,425   $   3,575    $  3,857   $  4,209
                                                      ==================================  =====================

Liabilities
-----------
Deposits - interest-bearing:
   Savings                                              $     46   $     48   $      43    $     30   $     42
   Money market                                              172        163         168         235        305
   Time                                                      374        414         445         521        621
   Foreign offices (3)                                        75         71          68         114        195
                                                      ----------------------------------  ---------------------
        Total deposits - interest-bearing                    667        696         724         900      1,163
Federal funds purchased and securities
   under repurchase agreements                                73         73          62          80        145
Other short-term borrowings                                   77         33          40          65        113
Long-term debt (4)                                           521        545         514         539        595
                                                      ----------------------------------  ---------------------
        Total interest-bearing liabilities              $  1,338   $  1,347   $   1,340    $  1,584   $  2,016
                                                      ==================================  =====================

Interest income/earning assets                          $  3,573   $  3,425   $   3,575    $  3,857   $  4,209
Interest expense/interest bearing liabilities              1,338      1,347       1,340       1,584      2,016
                                                      ----------------------------------  ---------------------
Net interest income/margin                              $  2,235   $  2,078   $   2,235    $  2,273   $  2,193
                                                      ==================================  =====================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in average balances used to determine rates.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(4) Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Reported Basis

                                                                   2002                           2001
                                                     --------------------------------   ----------------------
                                                       3rd Qtr    2nd Qtr    1st Qtr      4th Qtr    3rd Qtr
                                                     --------------------------------   ----------------------
YIELDS AND RATES
--------------------------------------------------
Assets
------
Short-term investments                                 2.05%       1.91%        1.87%        2.44%       3.65%
Trading assets (1)                                     4.07        3.76         3.90         3.85        4.43
Investment securities: (1)
     U.S. government and federal agency                5.25        5.48         5.52         5.65        5.72
     States and political subdivisions                 7.11        7.49         7.25         7.47        7.61
     Other                                             6.28        6.21         6.57         6.89        6.88
        Total investment securities                    5.83        5.91         6.12         6.37        6.40
Loans (1) (2)                                          6.64        6.54         6.76         7.04        7.68
        Total earning assets                           6.14        6.08         6.25         6.51        7.10

Liabilities
-----------
Deposits - interest-bearing:
   Savings                                             1.83        1.75         1.37         0.77        1.11
   Money market                                        0.93        0.97         0.97         1.55        2.28
   Time                                                4.45        4.67         4.83         5.24        5.74
   Foreign offices (3)                                 2.03        1.99         1.96         2.52        3.55
        Total deposits - interest-bearing              2.01        2.17         2.18         2.68        3.47
Federal funds purchased and securities
   under repurchase agreements                         1.92        1.93         1.73         2.03        3.38
Other short-term borrowings                            3.12        2.19         2.20         2.67        4.00
Long-term debt (4)                                     4.78        4.98         4.85         4.83        5.51
        Total interest-bearing liabilities             2.66        2.79         2.72         3.10        3.92

Interest income/earning assets                         6.14%       6.08%        6.25%        6.51%       7.10%
Interest expense/interest bearing liabilities          2.30        2.39         2.34         2.67        3.40
                                                      -------------------------------   ----------------------
Net interest margin                                    3.84%       3.69%        3.91%        3.84%       3.70%
                                                      ===============================   ======================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in average balances used to determine rates.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(4) Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Reported Basis

                                                                              Nine Months Ended
                                                                                September 30
                                                    -------------------------------------------------------------------
                                                                  2002                               2001
                                                    ---------------------------------- --------------------------------
                                                       Average   Income        Yield     Average    Income       Yield
                                                       Balance   Expense       Rate      Balance    Expense      Rate
                                                    ---------------------------------- --------------------------------
AVERAGE BALANCE SHEET
------------------------------------------------
Assets
------
Short-term investments                          $MM  $   10,770 $     156       1.94%   $   13,327 $     474      4.76%
Trading assets (1)                                        6,536       191       3.91         6,658       246      4.94
Investment securities: (1)
     U.S. government and federal agency                  27,639     1,117       5.40        20,340       868      5.71
     States and political subdivisions                    1,212        66       7.28         1,279        72      7.53
     Other                                               32,479     1,543       6.35        27,876     1,490      7.15
                                                    ----------------------             ----------------------
        Total investment securities                      61,330     2,726       5.94        49,495     2,430      6.56
Loans (1) (2)                                           150,898     7,522       6.66       169,381    10,428      8.23
                                                    ----------------------             ----------------------
        Total earning assets                            229,534 $  10,595       6.17       238,861 $  13,578      7.60
                                                                ==========                         ==========
Allowance for credit losses                              (4,539)                            (4,320)
Other assets - nonearning                                35,588                             33,319
                                                    -----------                        -----------
        Total assets                                 $  260,583                         $  267,860
                                                    ===========                        ===========

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing:
     Savings                                         $   11,217 $     137       1.63    $   15,447 $     138      1.19
     Money market                                        70,497       503       0.95        49,726     1,019      2.74
     Time                                                35,404     1,233       4.66        45,253     2,052      6.06
     Foreign offices (3)                                 14,332       214       2.00        22,885       786      4.59
                                                    ----------------------             ----------------------
        Total deposits - interest-bearing               131,450     2,087       2.12       133,311     3,995      4.01
Federal funds purchased and securities
   under repurchase agreements                           14,947       208       1.86        17,019       553      4.34
Other short-term borrowings                               7,745       172       2.97        14,806       594      5.36
Long-term debt (4)                                       43,374     1,580       4.87        42,282     1,940      6.13
                                                    ----------------------             ----------------------
        Total interest-bearing liabilities              197,516 $   4,047       2.74       207,418 $   7,082      4.56
                                                                ==========                         ==========
Demand deposits                                          27,538                             27,999
Other liabilities                                        14,013                             12,974
Preferred stock                                               -                                190
Common stockholders' equity                              21,516                             19,279
                                                    -----------                         ----------
        Total liabilities and equity                 $  260,583                         $  267,860
                                                    ===========                         ==========

Interest income/earning assets                                  $  10,595       6.17%              $  13,578      7.60%
Interest expense/interest bearing liabilities                       4,047       2.36                   7,082      3.96
                                                                --------------------               -------------------
Net interest margin                                             $   6,548       3.81%              $   6,496      3.64%
                                                                ====================               ===================

(1)  Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in average balances used to determine rates.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(4)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                              2002 (2)                   2001                   3rd Qtr 2002
                                                    -------------------------------------------------------------------------------
                                                     3rd Qtr   2nd Qtr   1st Qtr    4th Qtr  3rd Qtr  Chg Prior Yr.  Chg. Prior Qtr
                                                    -------------------------------------------------------------------------------
                                                                                                      Amt      %     Amt        %
Credit Card - managed basis(1)
---------------------------

INCOME STATEMENT DATA
---------------------
Net interest income-FTE                       $MM   $ 1,524   $ 1,526   $  1,555   $ 1,635  $ 1,606  $  (82)    -5%  $  (2)      0%

  Banking fees and
  commissions                                            13        17         25        25       23     (10)   -43%     (4)    -24%
  Credit card revenue                                   460       441        395       313      309     151     49%     19       4%
  Other income (loss)                                   (24)       28        (18)       25       22     (46)    N/M    (52)     N/M
                                                    -----------------------------  -------------------------         ------
Noninterest income                                      449       486        402       363      354      95     27%    (37)     -8%
                                                    -----------------------------  -------------------------         ------
Total revenue                                         1,973     2,012      1,957     1,998    1,960      13      1     (39)     -2%

Provision for credit losses                             870       926        943       930      981    (111)   -11%    (56)     -6%

  Salaries and employee benefits                        151       142        146       122      123      28     23%      9       6%
  Other expense                                         464       462        475       427      412      52     13%      2       0%
                                                    -----------------------------  -------------------------         ------
   Noninterest expense before merger and
   restructuring-related charges                        615       604        621       549      535      80     15%     11       2%
                                                    -----------------------------  -------------------------         ------
  Restructuring-related charges (reversals)               -       (19)         -        61        -       -      0%     19      N/M
                                                    -----------------------------  -------------------------         ------
Noninterest expense                                     615       585        621       610      535      80     15%     30       5%
Income before income taxes-FTE                          488       501        393       458      444      44     10%    (13)     -3%
Tax expense & FTE adj                                   190       193        154       171      165      25     15%     (3)     -2%
                                                    -----------------------------  -------------------------         ------
  Net income (3)                                    $   298   $   308   $    239   $   287  $   279  $   19      7%  $ (10)     -3%
                                                    =============================  =========================         ======

Memo: Net securitization gains (amortization)           (11)      (13)       (31)      (20)     (22)     11     50%      2      15%

FINANCIAL PERFORMANCE
---------------------
% of average outstandings:
  Net interest income-FTE                              8.87%     9.29%      9.51%    9.75%     9.57%  -0.70%         -0.42%
  Provision for credit losses                          5.06%     5.64%      5.77%    5.55%     5.84%  -0.78%         -0.58%
  Noninterest income                                   2.61%     2.96%      2.46%    2.17%     2.11%   0.50%         -0.35%
                                                    -----------------------------  -------------------------         ------
   Risk adjusted margin                                6.42%     6.61%      6.20%    6.37%     5.84%   0.58%         -0.19%
  Noninterest expense                                  3.58%     3.56%      3.80%    3.64%     3.19%   0.39%          0.02%
                                                    -----------------------------  -------------------------         ------
  Pretax income-FTE                                    2.84%     3.05%      2.40%    2.73%     2.64%   0.20%         -0.21%
  Net income                                           1.73%     1.87%      1.46%    1.71%     1.66%   0.07%         -0.14%

Return on equity                                         18%       19%        15%      18%       17%      1%            -1%
Efficiency ratio                                         31%       29%        32%      31%       27%      4%             2%
Headcount - full-time                                10,508    10,298     10,718    9,871    10,245     263      3%    210       2%

ENDING BALANCES
---------------
  Owned (4)                                   $B    $  11.9   $   9.1   $    7.4   $  6.8   $   8.4  $  3.5     42%  $ 2.8      31%
  Seller's interest                                    24.4      21.9       22.3     24.0      18.4     6.0     33%    2.5      11%
                                                    -----------------------------  -------------------------         ------
   Loans on balance sheet                              36.3      31.0       29.7     30.8      26.8     9.5     35%    5.3      17%
  Securitized                                          32.9      35.8       35.1     37.3      40.0    (7.1)   -18%   (2.9)     -8%
                                                    -----------------------------  -------------------------         ------
Loans                                               $  69.2   $  66.8   $   64.8   $ 68.2   $  66.8  $  2.4      4%  $ 2.4       4%

Assets                                                 73.4      69.8       70.0     72.7      70.8     2.6      4%    3.6       5%

Equity                                                  6.4       6.4        6.4      6.4       6.4       -      0%      -       0%

(1) On a reported basis, income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income. On a managed basis, net interest income, non interest income and provision are reported in their respective income statement lines.
(2) Results include the effect of consolidating Paymentech beginning in the first quarter 2002. The impact on the third quarter results was to increase net interest income by $3 million, non interest income by $75 million, expense by $64 million; there was no impact on operating income. Headcount increased by 1,364.
(3) Income before restructuring charges/(reversals) was $296 million in the second quarter 2002 and $326 million in the fourth quarter 2001.
(4) Includes loans held for sale of $5.2 billion, $4.0 billion, $2.6 billion, $1.7 billion and $3.6 billion at September 30, 2002, June 30, 2002, March 31, 2002, December 31, 2001 and September 30, 2001, respectively. These amounts are not included in allowance coverage statistics. Prior periods have been recalculated to conform to current period presentations.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                          2002                     2001                 3rd Qtr 2002
                                              ------------------------------ -------------------- ---------------- -----------------
                                               3rd Qtr    2nd Qtr  1st Qtr    4th Qtr    3rd Qtr   Chg Prior Yr.    Chg. Prior Qtr
                                              ------------------------------ -------------------- ---------------- -----------------
                                                                                                    Amt       %     Amt         %
Credit Card - managed basis - continued
-------------------------------------------

AVERAGE BALANCES
-------------------------------------
   Owned                                $B     $   10.5   $    8.5  $    7.2  $    8.3  $    7.9    $   2.6   33%     $ 2.0    24%
   Seller's interest                               24.3       21.9      22.5      20.0      17.8        6.5   37%       2.4    11%
                                              ------------------------------  -----------------------------         -------
     Loans on balance sheet                        34.8       30.4      29.7      28.3      25.7        9.1   35%       4.4    14%
   Securitized                                     33.4       35.5      36.6      38.2      40.9       (7.5) -18%      (2.1)   -6%
                                              ------------------------------  -----------------------------         --------
Loans                                          $   68.2   $   65.9  $   66.3  $   66.5  $   66.6        1.6    2%    $  2.3     3%

Assets                                             72.2       70.0      71.4      71.2      70.2        2.0    3%       2.2     3%

Equity                                              6.4        6.4       6.4       6.4       6.4          -    0%         -     0%


CREDIT QUALITY
-------------------------------------
Net charge-offs:
   Credit card - managed                       $    853   $    926  $    943  $    930  $    981    $  (128) -13%   $   (73)   -8%

Net charge-off ratios:
   Credit card - managed                           5.00%      5.62%     5.69%     5.59%     5.89%     -0.89%          -0.62%
   12 month lagged(1)                              5.12%      5.86%     5.77%     5.67%     5.95%     -0.83%          -0.74%

Delinquency ratios:
     - 30+ days                                    4.05%      3.83%     4.27%     4.46%     4.25%     -0.20%           0.22%
     - 90+ days                                    1.68%      1.72%     1.96%     1.93%     1.80%     -0.12%          -0.04%

Allowance for loan losses                      $    396   $    396  $    396  $    396  $    397    $    (1)   0%    $    -     0%
Allowance to period end owned loans                5.87%      7.74%     8.29%     7.86%     8.35%     -2.48%          -1.87%

OTHER DATA
-------------------------------------
Charge volume                           $B     $   39.5   $   38.4  $   34.0  $   38.3  $   35.2    $   4.3   12%    $  1.1     3%
New accounts opened                     000s      1,430      1,283       941       998     1,149        281   24%       147    11%
Credit Cards issued                              53,510     53,346    53,965    55,554    58,441     (4,931)  -8%       164     0%
# FirstUSA.com customers                 MM         3.0        2.6       2.3       1.9       2.8        0.2    7%       0.4     15%

Paymentech:
   Bank Card Volume                     $MM    $ 30,711   $ 30,076  $ 27,961  $ 30,255  $ 28,237    $ 2,474    9%     $ 635     2%
   Total Transactions                    MM       1,063      1,016       940       983       935        128   14%        47     5%

(1) Second and first quarter 2002 and fourth and third quarter 2001 ratios include Wachovia net charge-offs but exclude Wachovia loans.

The Corporation evaluates its Credit Card line of business trends on a managed basis which assumes that securitized receivables have not been sold and are still on the balance sheet. The Corporation manages its Credit Card operations on a managed basis because the receivables that are securitized are subject to underwriting standards comparable to the owned portfolio and are serviced by operating personnel without regard to ownership. The Corporation believes that investors should be informed, and often request information, about the credit performance of the entire managed portfolio in order to understand the quality of the Credit Card originations and the related credit risks inherent in the owned portfolio and retained interests in securitizations. In addition, the Corporation funds its Credit Card operations, reviews operating results and makes decisions about allocating resources, such as employees and capital, on a managed basis. See "Loan Securitizations" on page 64 and Note 9, "Credit Card Securitizations," of the December 31, 2001 Form 10-K for additional information related to the Corporation's securitization activity.

BANK ONE CORPORATION and Subsidiaries
Summary of Consolidated Selected Financial Information
- Managed Basis                                                          2002                        2001
                                                             ------------------------------   --------------------
                                                              3rd Qtr   2nd Qtr    1st Qtr     4th Qtr    3rd Qtr
                                                             ------------------------------   --------------------
MANAGED INCOME STATEMENT STATISTICS (1)
-----------------------------------------------------
Net interest income - FTE                             $MM    $ 3,399    $ 3,336     $ 3,539   $  3,578   $  3,450
Credit card revenue                                              528        506         448        378        372
Other noninterest income                                       1,012      1,276       1,046      1,106      1,086
Merger and restructuring-related charges (reversals)               -        (63)          -        354          -
Other noninterest expense                                      2,415      2,501       2,345      2,352      2,303
Provision for credit losses                                    1,308      1,415       1,511      1,582      1,483
Income before cumulative effect of change
   in accounting principle                                       823        843         787        541        754
Net income                                                       823        843         787        541        754

MANAGED CREDIT QUALITY (1)
-----------------------------------------------------
Net charge-offs to average loans                                2.52%      2.73%       2.82%      2.84%      2.58%
Total net charge-offs                                        $ 1,295    $ 1,416     $ 1,510   $  1,548   $  1,443

MANAGED CAPITAL RATIO (1)
-----------------------------------------------------
Tangible common equity/managed tangible assets                   6.4%       6.3%        6.2%       5.9%       5.8%



The Corporation evaluates its Credit Card line of business trends on a managed basis which assumes that securitized receivables have not been sold and are still on the balance sheet. The Corporation manages its Credit Card operations on a managed basis because the receivables that are securitized are subject to underwriting standards comparable to the owned portfolio and are serviced by operating personnel without regard to ownership. The Corporation believes that investors should be informed, and often request information, about the credit performance of the entire managed portfolio in order to understand the quality of the Credit Card originations and the related credit risks inherent in the owned portfolio and retained interests in securitizations. In addition, the Corporation funds its Credit Card operations, reviews operating results and makes decisions about allocating resources, such as employees and capital, on a managed basis. See "Loan Securitizations" on page 64 and Note 9, "Credit Card Securitizations," of the December 31, 2001 Form 10-K for additional information related to the Corporation's securitization activity.

(1) On a reported basis, income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Managed Basis                                                           2002                            2001
                                                          -----------------------------------   -----------------------
                                                           3rd Qtr      2nd Qtr      1st Qtr      4th Qtr      3rd Qtr
                                                          ---------    ---------    ---------   ----------   ----------
AVERAGE BALANCE SHEET
----------------------------------------------
Assets
------
Short-term investments                            $MM     $   9,484    $  10,300    $  12,560   $   14,442   $   12,704
Trading assets (1)                                            6,426        6,941        6,239        6,487        6,982
Investment securities: (1)
     U.S. government and federal agency                      30,331       26,655       25,883       23,317       21,655
     States and political subdivisions                        1,171        1,178        1,287        1,327        1,303
     Other                                                   10,994        9,341        8,387        9,207        9,473
                                                          ---------    ---------    ---------   ----------   ----------
          Total investment securities                        42,496       37,174       35,557       33,851       32,431
Loans (1) (2)                                               205,830      207,145      214,049      218,297      224,122
                                                          ---------    ---------    ---------   ----------   ----------
          Total earning assets                              264,236      261,560      268,405      273,077      276,239
Allowance for credit losses                                  (4,533)      (4,521)      (4,563)      (4,516)      (4,499)
Other assets - nonearning                                    36,277       34,383       36,102       36,348       34,993
                                                          ---------    ---------    ---------   ----------   ----------
             Total assets                                 $ 295,980    $ 291,422    $ 299,944   $  304,909   $  306,733
                                                          =========    =========    =========   ==========   ==========

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing:
   Savings                                                $   9,953    $  10,997    $  12,731   $   15,509   $   14,969
   Money market                                              73,522       67,546       70,387       60,333       53,189
   Time                                                      33,340       35,529       37,387       39,456       42,891
   Foreign offices (3)                                       14,634       14,293       14,064       17,979       21,817
                                                          ---------    ---------    ---------   ----------   ----------
        Total deposits - interest-bearing                   131,449      128,365      134,569      133,277      132,866
Federal funds purchased and securities
   under repurchase agreements                               15,115       15,188       14,531       15,611       17,038
Other short-term borrowings                                  43,244       41,586       43,966       47,810       52,104
Long-term debt (4)                                           43,229       43,870       43,022       44,282       42,862
                                                          ---------    ---------    ---------   ----------   ----------
          Total interest-bearing liabilities                233,037      229,009      236,088      240,980      244,870
Demand deposits                                              26,216       27,266       29,165       29,983       28,576
Other liabilities                                            14,646       13,557       13,828       13,443       13,203
Preferred stock                                                   -            -            -           64          190
Common stockholders' equity                                  22,081       21,590       20,863       20,439       19,894
                                                          ---------    ---------    ---------   ----------   ----------
               Total liabilities and equity               $ 295,980    $ 291,422    $ 299,944 $    304,909   $  306,733
                                                          =========    =========    =========   ==========   ==========

(1)  Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in balances used to determine the average rates.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(4)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Managed Basis                                                2002                               2001
                                                   -------------------------------     ----------------------------
                                                   3rd Qtr   2nd Qtr      1st Qtr        4th Qtr       3rd Qtr
                                                   -------------------------------     ----------------------------
INCOME / EXPENSE
--------------------------------------------
Assets
------
Short-term investments                        $MM  $   49   $      49     $     58     $      89       $      117
Trading assets (1)                                     66          65           60            63               78
Investment securities: (1)
     U.S. government and federal agency               401         364          352           332              312
     States and political subdivisions                 21          22           23            25               25
     Other                                             95          82           91           105              117
                                                   --------------------------------   -----------------------------
        Total investment securities                   517         468          466           462              454
Loans (1) (2)                                       4,303       4,307        4,501         4,823            5,243
                                                   --------------------------------   -----------------------------
        Total earning assets                       $4,935   $   4,889     $  5,085     $   5,437        $   5,892
                                                   ================================   =============================
Liabilities
-----------
Deposits - interest-bearing:
   Savings                                         $   46   $      48     $     43     $      30        $      42
   Money market                                       172         163          168           235              305
   Time                                               374         414          445           521              621
   Foreign offices (3)                                 75          71           68           114              195
                                                   --------------------------------   -----------------------------
        Total deposits - interest-bearing             667         696          724           900            1,163
Federal funds purchased and securities
   under repurchase agreements                         73          73           62            80              145
Other short-term borrowings                           275         239          246           340              539
Long-term debt (4)                                    521         545          514           539              595
                                                  ---------------------------------   -----------------------------
        Total interest-bearing liabilities         $1,536   $   1,553     $  1,546     $   1,859        $   2,442
                                                  =================================   =============================
Interest income/earning assets                     $4,935   $   4,889     $  5,085     $   5,437        $   5,892
Interest expense/interest bearing liabilities       1,536       1,553        1,546         1,859            2,442
                                                  ---------------------------------   -----------------------------
Net interest income/margin                         $3,399   $   3,336     $  3,539     $   3,578        $   3,450
                                                  =================================   =============================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in balances used to determine the average rates.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(4) Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Managed Basis

                                                                  2002                            2001
                                                     ------------------------------      ---------------------
                                                     3rd Qtr     2nd Qtr    1st Qtr      4th Qtr       3rd Qtr
                                                     ------------------------------      ---------------------
YIELDS AND RATES
---------------------------------------------
Assets
------
Short-term investments                                2.05%       1.91%      1.87%        2.44%         3.65%
Trading assets (1)                                    4.07        3.76       3.90         3.85          4.43
Investment securities: (1)
     U.S. government and federal agency               5.25        5.48       5.52         5.65          5.72
     States and political subdivisions                7.11        7.49       7.25         7.47          7.61
     Other                                            3.43        3.52       4.40         4.52          4.90
        Total investment securities                   4.83        5.05       5.32         5.41          5.55
Loans (1) (2)                                         8.29        8.34       8.53         8.77          9.28
        Total earning assets                          7.41        7.50       7.68         7.90          8.46

Liabilities
-----------
Deposits - interest-bearing:
   Savings                                            1.83        1.75       1.37         0.77          1.11
   Money market                                       0.93        0.97       0.97         1.55          2.28
   Time                                               4.45        4.67       4.83         5.24          5.74
   Foreign offices (3)                                2.03        1.99       1.96         2.52          3.55
        Total deposits - interest-bearing             2.01        2.17       2.18         2.68          3.47
Federal funds purchased and securities
   under repurchase agreements                        1.92        1.93       1.73         2.03          3.38
Other short-term borrowings                           2.52        2.31       2.27         2.82          4.10
Long-term debt (4)                                    4.78        4.98       4.85         4.83          5.51
        Total interest-bearing liabilities            2.61        2.72       2.66         3.06          3.96

Interest income/earning assets                        7.41%       7.50%      7.68%        7.90%         8.46%
Interest expense/interest bearing liabilities         2.31        2.38       2.33         2.70          3.51
                                                     ----------------------------        -------------------
Net interest margin                                   5.10%       5.12%      5.35%        5.20%         4.95%
                                                     ============================        ===================

(1)  Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in balances used to determine the average rates.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(4)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
- Managed Basis

                                                                              Nine Months Ended
                                                                                 September 30
                                                    -------------------------------------------------------------------
                                                                 2002                               2001
                                                    -----------------------------      --------------------------------
                                                      Average     Income    Yield        Average      Income     Yield
                                                      Balance     Expense   Rate         Balance      Expense    Rate
                                                    -----------------------------      --------------------------------
AVERAGE BALANCE SHEET
---------------------------------------------
Assets
------
Short-term investments                         $MM  $   10,770   $    156   1.94%      $   13,327   $      474   4.76%
Trading assets (1)                                       6,536        191   3.91            6,658          246   4.94
Investment securities: (1)
     U.S. government and federal agency                 27,639      1,117   5.40           20,340          868   5.71
     States and political subdivisions                   1,212         66   7.28            1,279           72   7.53
     Other                                               9,584        268   3.74            9,532          390   5.47
                                                    ---------------------              -----------------------
          Total investment securities                   38,435      1,451   5.05           31,151        1,330   5.71
Loans (1) (2)                                          208,978     13,133   8.40          228,083       16,556   9.70
                                                    ---------------------              -----------------------
          Total earning assets                         264,719   $ 14,931   7.54          279,219   $   18,606   8.91
                                                                 ========                           ==========
Allowance for credit losses                            (4,539)                             (4,320)
Other assets - nonearning                               35,588                             33,319
                                                    ----------                         ----------
             Total assets                           $  295,768                         $  308,218
                                                    ==========                         ==========
Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing:
   Savings                                          $   11,217   $    137   1.63       $   15,447   $      138   1.19
   Money market                                         70,497        503   0.95           49,726        1,019   2.74
   Time                                                 35,404      1,233   4.66           45,253        2,052   6.06
   Foreign offices (3)                                  14,332        214   2.00           22,885          786   4.59
                                                    ---------------------              -----------------------
        Total deposits - interest-bearing              131,450      2,087   2.12          133,311        3,995   4.01
Federal funds purchased and securities
   under repurchase agreements                          14,947        208   1.86           17,019          553   4.34
Other short-term borrowings                             42,930        782   2.44           55,164        2,116   5.13
Long-term debt (4)                                      43,374      1,580   4.87           42,282        1,940   6.13
                                                    ---------------------              -----------------------
          Total interest-bearing liabilities           232,701   $  4,657   2.68          247,776   $    8,604   4.64
                                                                 ========                           ==========
Demand deposits                                         27,538                             27,999
Other liabilities                                       14,013                             12,974
Preferred stock                                              -                                190
Common stockholders' equity                             21,516                             19,279
                                                    ----------                         ----------
               Total liabilities and equity         $  295,768                         $  308,218
                                                    ==========                         ==========
Interest income/earning assets                                   $ 14,931   7.54%                   $   18,606   8.91%
Interest expense/interest bearing liabilities                       4,657   2.35                         8,604   4.12
                                                                 ----------------                   ------------------
Net interest income/margin                                       $ 10,274   5.19%                   $   10,002   4.79%
                                                                 ================                   ==================

(1)  Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in balances used to determine the average rates.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(4)  Includes trust preferred capital securities.